EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

by and among

TIGERLESS AI HOLDINGS INC.,

TIGERLESS HEALTH, INC.

TIGERLESS MERGER SUB 1 CORP.,

TIGERLESS MERGER SUB 2 CORP.,

and

PIERMONT VALLEY ACQUISITION CORP.,

dated as of

April 17, 2026

i

ii

ARTICLE VI COVENANTS OF PIERMONT		57
Section 6.1	Indemnification and Directors’ and Officers’ Insurance	56
Section 6.2	Conduct of Piermont During the Interim Period	57
Section 6.3	Trust Account Proceeds	59
Section 6.4	Inspection	59
Section 6.5	Piermont Public Filing Delinquency Cure	59
Section 6.6	Name Change
Section 6.7	Piermont Board Recommendation	59
ARTICLE VII JOINT COVENANTS		60
Section 7.1	Efforts to Consummate	60
Section 7.2	Registration Statement; Proxy Statement; Special Meeting	61
Section 7.3	Exclusivity	63
Section 7.4	Tax Matters	64
Section 7.5	Confidentiality; Publicity	65
Section 7.6	Section 16 Matters	65
Section 7.7	Incentive Equity Plan	66
Section 7.8	Nasdaq Listing	66
Section 7.9	Post-Closing Directors and Officers	66
Section 7.10	PIPE Investment	66
ARTICLE VIII CONDITIONS TO OBLIGATIONS		67
Section 8.1	Conditions to Obligations of All Parties	67
Section 8.2	Additional Conditions to Obligations of Piermont Parties	67
Section 8.3	Additional Conditions to the Obligations of the Company	68
ARTICLE IX TERMINATION/EFFECTIVENESS		69
Section 9.1	Termination	69
Section 9.2	Effect of Termination	70
ARTICLE X MISCELLANEOUS		71
Section 10.1	Waiver	71
Section 10.2	Notices	71
Section 10.3	Assignment	72
Section 10.4	Rights of Third Parties	72
Section 10.5	Expenses	72
Section 10.6	Governing Law	72
Section 10.7	Captions; Counterparts	72
Section 10.8	Schedules and Exhibits	72
Section 10.9	Entire Agreement	73
Section 10.10	Amendments	73
Section 10.11	Severability	73
Section 10.12	Jurisdiction; WAIVER OF TRIAL BY JURY	73
Section 10.13	Enforcement	73
Section 10.14	Non-Recourse	74
Section 10.15	Non-Survival	74
Section 10.16	Non-Reliance	74
Section 10.17	Waiver of Conflicts Regarding Representations; Non-Assertion of Attorney-Client Privilege
Section 10.18	Currency	74

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 17, 2026, by and among Tigerless Health, Inc., a New York corporation (the “Company”), Tigerless AI Holdings Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Pubco”), Tigerless Merger Sub 1 Corp., a New York corporation and wholly-owned subsidiary of Pubco (“Merger Sub 1”), Tigerless Merger Sub 2 Corp., a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), and Piermont Valley Acquisition Corp., a Cayman Islands exempted company (“Piermont”). The Company, Pubco, Merger Subs, and Piermont are collectively referred to herein as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, Piermont is a blank check company formed in the Cayman Islands as an exempted company for the purpose of acquiring one or more operating businesses through a merger, capital share exchange, asset acquisition, share purchase, reorganization, or similar business combination (a “Business Combination”);

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the NYBCL (defined below), on the Closing Date, immediately prior to the consummation of the Acquisition Merger (defined below), the Company will merge with and into Merger Sub 1 (the “Reorganization Merger”), with the Company being the surviving corporation of the Reorganization Merger (the Company, as the surviving corporation of the Reorganization Merger, is sometimes referred to herein as the “Surviving Reorganization Corporation”) and becoming a wholly-owned subsidiary of Pubco;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and in accordance with Companies Act (defined below) on the Closing Date and immediately following the consummation of the Reorganization Merger, Merger Sub 2 will merge with and into Piermont (the “Acquisition Merger” and, together with the Reorganization Merger, the ‘Mergers”), with Piermont being the surviving company of the Acquisition Merger (Piermont, as the surviving company of the Acquisition Merger, is sometimes referred to herein as the “Surviving Acquisition Company”) and becoming a wholly-owned subsidiary of Pubco;

 WHEREAS, in connection with the Reorganization Merger, at the Reorganization Effective Time (a) each issued and outstanding share of Company Class A Common Stock (defined below) shall be converted into the right to receive 133,333 shares of Pubco Class A Common Stock (defined below), and (b) each issued and outstanding share of Company Class B Common Stock (defined below) shall be converted into the right to receive 133,333 shares of Pubco Class B Common Stock (defined below), on the terms set forth in this Agreement;

WHEREAS, in connection with the Acquisition Merger, at the Acquisition Effective Time each issued and outstanding Piermont Ordinary Share (defined below) shall be converted into the right to receive one share of Pubco Class A Common Stock (defined below), on the terms set forth in this Agreement.

1

WHEREAS, for U.S. federal income tax purposes (and for purposes of any applicable state or local income tax), each of the Parties intends that each of the Reorganization Merger and the Acquisition Merger, taken together as an integrated transaction, will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Pubco, the Company, and Piermont, as applicable, are parties under Section 368(b) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations;

WHEREAS, the board of directors of Piermont has unanimously (i) determined that it is in the best interests of Piermont and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and the Transactions (as defined below), including without limitation the Mergers, in accordance with the Companies Act, on the terms and subject to the conditions set forth in this Agreement, (iii) determined that the fair market value of the Company is equal to at least 80% of the balance in the Trust Account (as defined below), not including taxes payable, and (iv) adopted a resolution recommending to its shareholders the approval of the Piermont Shareholder Matters (as defined below) (the “Piermont Board Recommendation”);

WHEREAS, the board of directors of each of the Merger Subs has unanimously (i) determined that it is in its best interests, and declared it advisable, to enter into this Agreement, and (ii) approved this Agreement and the Transactions, in each case, in accordance with the Companies Act and NYBCL, as applicable, on the terms and subject to the conditions of this Agreement;

WHEREAS, the board of directors of the Company has unanimously (i) determined that it is in the best interests of Company and its stockholders (the “Company Stockholders”), and declared it advisable, to enter into this Agreement, and (ii) approved this Agreement and the Transactions, including the Mergers, in accordance with the NYBCL, on the terms and subject to the conditions of this Agreement;

WHEREAS, the board of directors of Pubco has unanimously (i) determined that it is in the best interests of Pubco and its stockholders (the “Pubco Stockholders”), and declared it advisable, to enter into this Agreement, and (ii) approved this Agreement and the Transactions, including the Mergers, in accordance with the NRS (defined below), on the terms and subject to the conditions of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain shareholders of Piermont (“Insiders”) have executed and delivered an agreement attached hereto as Exhibit A (the “Insider Support Agreement”), which provides, among other things, that the Insiders shall, subject to applicable securities laws, vote all the Piermont Ordinary Shares beneficially owned by them in favor of the Piermont Shareholder Matters;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company has received the Required Company Stockholder Approval (defined below); and

WHEREAS, certain of the Company Stockholders and the Insiders will enter into a lockup agreement substantially in the form to be agreed by the Parties (the “Lockup Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

2

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Action” means any action, suit, complaint, demand, claim, citation, notice of violation, audit, arbitration or other legal, judicial, regulatory or administrative proceeding (whether at law or in equity) by or before any Governmental Authority. References to “Action” shall include any inquiry or investigation, but, in each case, solely to the extent the Company has Knowledge of such inquiry or investigation.

“Affiliate Agreement” means any Contract between the Company or any of its Subsidiaries, on the one hand, and any Affiliate, officer or director of the Company or its Subsidiaries, on the other hand, except in each case, for (i) Contracts for employment or fringe benefits or otherwise for compensation paid to directors, officers, employees and consultants consistent with previously established policies, (ii) Contracts for reimbursement of expenses incurred by directors, officers, employees and consultants in connection with their employment or service, and (iii) Company Benefit Plans and Contracts entered into pursuant to Company Benefit Plans, including, in each case, any Contract disclosed, or that should have been disclosed, on Schedule 3.15.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and any other applicable U.S. and non-U.S. Laws relating to the prevention of corruption or bribery, and (b) the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act ((Pub. L. No. 107-56), and the Bank Secrecy Act (31 U.S.C. §§ 5311-5332), the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, and any other applicable U.S. and non-U.S. Laws related to terrorist financing or money laundering, including financial recordkeeping and reporting requirements mandated by such Laws.

“BIS” means the U.S. Department of Commerce’s Bureau of Industry and Security.

“Business Combination” has the meaning ascribed to such term in the Piermont Organizational Documents.

“Business Combination Proposal” has the meaning set forth in the definition of “Piermont Shareholder Matters.”

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Cayman Islands Companies (Amendment) Act, 2024, as amended.

“Company Class A Common Stock” means the Class A regular voting common stock, par value $0.01 per share, of the Company.

3

“Company Class B Common Stock” means the Class B super voting common stock, par value $0.01 per share, of the Company.

“Company Common Stock” means the Company Class A Common Stock, and Company Class B Common Stock, collectively.

“Company Material Adverse Effect” means any change, event, occurrence, effect or circumstance whether known or unknown as of the date hereof, that, individually or in the aggregate, (i) would prevent, delay, impair or materially impede the ability of the Company or the Merger Subs, or Pubco to consummate the Mergers or (ii) would or reasonably would be expected to have a materially adverse effect on the business, financial condition, results of operations or prospects of the Company, the Merger Subs, Pubco, or the Surviving Reorganization Corporation (taken as a whole); provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect” on or in respect of the Company and its Subsidiaries under clause (ii) of this definition: (a) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof after the date of this Agreement; (b) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (c) any change affecting any of the industries in which the Company and its Subsidiaries operate or the economy as a whole; (d) any epidemic, pandemic or disease outbreak, or any Law, directive, guidelines or recommendations issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization, any other Governmental Authority or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak, or any change in such Law, directive, guidelines, recommendations or interpretation thereof; (e) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, including losses or threatened losses of employees, customers, suppliers, vendors, distributors or others having relationships with the Company and its Subsidiaries resulting therefrom; (f) any action taken or not taken at the written request of Piermont; (g) any weather conditions, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event; (h) any acts of terrorism, sabotage, war, riot, the outbreak or escalation of hostilities, or change in geopolitical conditions; (i) any failure of the Company or its Subsidiaries to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates or business plans (provided, however, that this clause (i) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (j) any action taken by Piermont, the Insiders or any of their respective Affiliates; or (k) any matter to which Piermont has consented in writing; except, in the case of clauses (a), (b), (c), (d), (g) or (h) above, if any such change, event or effect has a disproportionate and adverse effect on the Company and its Subsidiaries relative to other similarly situated businesses in the industries in which the Company and its Subsidiaries operate; provided that in determining whether a Company Material Adverse Effect has occurred or would occur, any rights to proceeds from insurance or other third party contribution or indemnification in respect of the event giving rise thereto available to the Company or its Subsidiaries shall be taken into account to the extent that such proceeds have been actually paid, or, with respect to insurance, the carrier has acknowledged that such event gives rise to a covered claim, to the Company or its Subsidiaries.

4

“Company Organizational Documents” means the Company’s certificate of incorporation and bylaws as in effect as of the date hereof or as hereafter amended and restated as prescribed by this Agreement.

“Company Parties” means Pubco, the Company, and the Merger Subs.

“Company Stock Rights” means the options, warrants and other rights to purchase or convert or exchange into Company Common Stock.

“Company Stockholder Matters” means the adoption and approval by the applicable stockholders of this Agreement and the Mergers as an integrated transaction (the “Business Combination Proposal”), on behalf of the Company and Pubco, approval of the Incentive Equity Plan (defined below) on behalf of Pubco, and approval of such other matters as required by this Agreement on behalf of the Company and Pubco.

“Company Stockholders Representative” means Zikang Wu or a person designated by Mr. Wu or any successors designated by the then current Company Stockholders Representative, in case who is reasonably satisfactory to the Company.

“Competition Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable, the Directorate General for Competition of the European Commission, and any other Governmental Authority that enforces Competition Laws in the jurisdictions set forth on Schedule 7.1(a).

“Competition Laws” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, abuse of dominance or restraint of trade or lessening competition through merger or acquisition, including all antitrust, competition, merger control and unfair competition Laws.

“Confidentiality Agreement” means the confidentiality agreement, dated as of July 26, 2025, by and between the Company and Piermont (as amended, modified or supplemented from time to time).

“Consent” means any approval, consent, clearance, waiver, exemption, waiting period expiration or termination, Governmental Order or other authorization issued by or obtained from any Governmental Authority.

“Contracts” means any contract, agreement, license, sublicense, subcontract, lease, sublease, purchase order, note, indenture, mortgage, warrant, loan, instrument, obligation or other commitment, in each case, that is legally binding on the Person in question (including all amendment, supplements and modifications thereto).

“Data Protection Laws” means all applicable Laws pertaining to data protection, data privacy, data security, data breach notification, data localization and cross-border data transfer.

“Dissenting Holder” means holders of Piermont Equity Securities who have not voted in favor of the Transactions and perfected and not withdrawn a demand for appraisal rights pursuant to Section 238 of the Companies Act.

“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the environment (including endangered or threatened species or other natural resources) or worker and public health and safety (solely to the extent related to exposure to Hazardous Materials), including those related to the manufacture, generation, use, storage, distribution, transport, importing, labeling, handling, Release, or cleanup of, or exposure of any Person to, Hazardous Materials.

5

“Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, such Person, (ii) bonds, debentures, notes or other Indebtedness having the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) on any matters on which shareholders of the Company, in their capacity as such, would have the right to vote (“Voting Debt”), (iii) any securities of such Person convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (iv) any warrants, calls, subscriptions, options or other rights (including preemptive rights) to subscribe for, purchase or acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock, Voting Debt or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock, Voting Debt or other voting securities of, or other ownership interests in, such Person, or (v) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities, profit participation, equity-based awards, or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, such Person or any business, products or assets of such Person.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated), that, together with the Company or any of their respective Subsidiaries, is (or at the relevant time has been or would be) considered under common control, or treated as a single employer, under or within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fraud” means with respect to a Party, actual common law fraud with respect to the making of the express representations and warranties by such Party in ARTICLE III or ARTICLE IV, as applicable; provided, however, that such fraud of a Party shall only be deemed to exist if such Party had actual knowledge (and not imputed or constructive knowledge) at the time of making the applicable representations or warranties of a material misrepresentation with respect to the representations and warranties made by such Party in ARTICLE III or ARTICLE IV, as applicable, as qualified by the Schedules, and such material misrepresentation was made with the actual intention of deceiving another Party who is relying on such representation or warranty.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Government Official” means any officer or employee of a Governmental Authority, state-owned entity or public organization, or any person acting in an official capacity for or on behalf of any such Governmental Authority, state-owned entity or public organization.

“Governmental Authority” means any United States or foreign federal, national, state, provincial, municipal or local government or subdivision thereof, any authority, regulatory or administrative agency, commission, department, board, bureau or instrumentality thereof, any quasi-governmental authority, or any court, arbitral body (public or private) or tribunal of competent jurisdiction.

“Governmental Order” means any order, judgment, verdict, subpoena, injunction, decree, writ, ruling, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

6

“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under Environmental Laws, including petroleum or any fraction thereof, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, per- and polyfluoroalkyl substances, flammable or explosive substances, or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person as of any time, and including any accrued and unpaid interest, other payment obligations (including prepayment and redemption premiums or penalties (if any), breakage costs, fees and other costs and expenses associated with repayment), and accrued and unpaid commitment fees thereon, the following obligations (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including debt-like instruments) or debt securities, the payment of which such Person is responsible or liable for, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred and unpaid purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until such earn-out obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and has not been paid more than 60 days after being due and payable), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such Person of Indebtedness of others (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and (g) all obligations in respect of leases that would be required to be capitalized in accordance with GAAP (expressly excluding the application of ASC 842).

“Insiders” means the holders of Piermont Class B Ordinary Shares or any Piermont Class A Ordinary Shares that were issued upon conversion of Piermont Class B Ordinary Shares.

“Intellectual Property” means all intellectual property rights anywhere in the world, including all: (i) issued patents, patent applications (including divisionals, continuations, continuations-in-part, extensions, reexaminations and reissues thereof), and intellectual property rights in inventions (whether or not patentable), (ii) trademarks, service marks, trade names and trade dress, slogans, indicia of origin, and all registrations, applications and renewals in connection therewith, (iii) copyrights, any other intellectual property rights in works of authorship, and all registrations and applications in connection therewith, (iv) internet domain names and social media handles, (v) intellectual property rights in software, computer applications, source codes and object codes, and (vi)  trade secrets and other intellectual property rights in know-how, technologies, databases, processes, techniques, protocols, methods, formulae, algorithms, layouts, designs, specifications and confidential information.

“Intellectual Property Registrations” means all Intellectual Property that is issued by or registered or applied-for with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain name registrations and copyright registrations, issued and reissued patents, and pending applications for any of the foregoing, in each case, that is included in Owned Intellectual Property.

“Investment Screening Laws” means any applicable U.S. or foreign Laws intended to screen, prohibit or regulate foreign investments on public interest or national security grounds.

7

“IT Systems” means all software, computer and information technology systems, servers, networks, databases, computer hardware and equipment, information, record keeping, communications, telecommunications, interfaces, platforms, and peripherals that are owned, used or controlled by or for the business of the Company or any of its Subsidiaries.

“ITAR” has the meaning specified in the definition of “Trade Control Laws.”

“Law” means any statute, act, code, law (including common law), ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Letters of Credit” means any obligation for the reimbursement of an obligor of any letter of credit, banker’s acceptance or similar Contract.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, charge, security interest, conditional sale or other title retention agreement, preemptive right, collateral assignment, option, right of first refusal, or other lien of any kind, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease, finance lease or title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing (other than, in the case of a security, any restriction on transfer of such security arising under securities Laws).

“NRS” means Nevada Revised Statute 78 (General Corporation Law), as amended.

“NYBCL” means the New York Business Corporation Law, as amended.

“OFAC” has the meaning specified in the definition of Sanctions Laws.

“Open Source Software” means any (a) software licensed or distributed as free software, open source software, or under similar licensing or distribution models, or (b) software that requires as a condition of use, modification or distribution that such software, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), Copyleft Software, Common Public License, the Artistic License (e.g., PERL), BSD, MIT, the Mozilla Public License, the Netscape Public License, the Sun Community Source License (SCSL), Affero General Public License (AGPL), the Sun Industry Source License (SISL) and the Apache Software License.

“Owned Intellectual Property” means all Intellectual Property that is owned by the Company or its Subsidiaries, individually or jointly with others.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means all permits, licenses, franchises, approvals, consents, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

8

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions or that may thereafter be paid without penalty to the extent appropriate reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales Contracts (to the extent not concerning real property) and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions and which such contests are set forth on Schedule 1.1(a) for which appropriate reserves have been established on the Financial Statements in accordance with GAAP, (iv) Liens, defects or imperfections on title, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (A) are matters of record, (B) would be discovered by a current, accurate survey or physical inspection of such real property or (C) do not materially interfere with the present uses of such real property affected thereby, (v) non-exclusive licenses of Intellectual Property granted to customers entered into in the ordinary course of business consistent with past practices, (vi) Liens securing credit facilities existing as of the date of this Agreement, (vii) Liens that secure obligations that are reflected as liabilities in the Financial Statements, (viii) Liens that would not, individually or in the aggregate, have a Company Material Adverse Effect, (ix) leases, subleases and similar agreements with respect to the Leased Real Property or Owned Real Property, as applicable, and (x) Liens described on Schedule 1.1(a).

“Person” means any individual, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Personal Data” means any data or information relating to an identified natural person (or information that, in combination with other information, could reasonably allow the identification of a natural person), including demographic, health, behavioral, biometric, financial, nonpublic, and geolocation information, IP addresses, employee information, and any other individually identifiable information that is protected under any applicable privacy, data security, or data breach notification Law.

“Piermont Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Piermont, issued in the Piermont IPO or upon conversion of Piermont Class B Ordinary Shares.

“Piermont Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Piermont, issued prior to the Piermont IPO.

“Piermont IPO” means Piermont’s initial public offering consummated on December 3, 2021.

9

“Piermont Material Adverse Effect” means any change, event, occurrence, effect or circumstance that, individually or in the aggregate, would or would reasonably be expected to, prevent, materially delay or materially impede the performance by Piermont of its obligations under this Agreement or the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, or otherwise have a material adverse effect on the Transactions, Piermont or the Surviving Acquisition Company, provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Piermont Material Adverse Effect” on or in respect of Piermont and its Subsidiaries under clause (ii) of this definition: (a) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof after the date of this Agreement; (b) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (c) any change affecting special purpose acquisition companies in general or the economy as a whole; (d) any epidemic, pandemic or disease outbreak, or any Law, directive, guidelines or recommendations issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization, any other Governmental Authority or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak, or any change in such Law, directive, guidelines, recommendations or interpretation thereof; (e) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, including losses or threatened losses of employees, customers, suppliers, vendors, distributors or others having relationships with Piermont and its Subsidiaries resulting therefrom; (f) any action taken or not taken at the written request of the Company; (g) any weather conditions, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event; (h) any acts of terrorism, sabotage, war, riot, the outbreak or escalation of hostilities, or change in geopolitical conditions; (i) any failure of Piermont or its Subsidiaries to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates or business plans (provided, however, that this clause (i) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Piermont Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Piermont Material Adverse Effect)); (j) any action taken by the Company, the Company Stockholders or any of their respective Affiliates; or (k) any matter to which the Company has consented in writing; except, in the case of clauses (a), (b), (c), (d), (g) or (h) above, if any such change, event or effect has a disproportionate and adverse effect on Piermont and its Subsidiaries relative to other special purpose acquisition companies; provided that in determining whether a Piermont Material Adverse Effect has occurred or would occur, any rights to proceeds from insurance or other third party contribution or indemnification in respect of the event giving rise thereto available to Piermont or its Subsidiaries shall be taken into account to the extent that such proceeds have been actually paid, or, with respect to insurance, the carrier has acknowledged that such event gives rise to a covered claim, to Piermont or its Subsidiaries.

“Piermont Ordinary Shares” means the Piermont Class A Ordinary Shares and the Piermont Class B Ordinary Shares, collectively.

“Piermont Organizational Documents” means the Memorandum and Articles of Association of Piermont, as amended.

“Piermont Shareholder Matters” means (i) the adoption and approval of this Agreement and the Transactions, including without limitation the Business Combination Proposal, (ii) the election of directors effective as of the Closing as contemplated by Section 7.6, (iii) the adoption and approval of each other proposal that the SEC (or its staff members) indicates is necessary in its comments to the Proxy Statement or in correspondence related thereto, (iv) the adoption and approval of each other proposal reasonably agreed to by Piermont and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Transaction Agreements, and (v) the adoption and approval of a proposal for the adjournment of the Special Meeting if additional time is necessary to consummate the Transactions for any reason, provided that the Special Meeting is reconvened as promptly as practical thereafter.

10

“Piermont Shareholder Redemption” means the right of the holders of Piermont Class A Ordinary Shares issued in the Piermont IPO to elect to have all or a portion of such shares redeemed for cash pursuant to the Piermont Organizational Documents, the Piermont IPO registration statement and the Trust Agreement, in connection with the approval of the Transactions (including any meeting of Piermont shareholders called to approve the Transactions) or any extension of the deadline by which Piermont must consummate its initial business combination, as applicable, whether such redemption occurs prior to, concurrently with, or in connection with the Closing.

“Piermont Warrants” means the warrants, each whole warrant to purchase one Piermont Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment in accordance with the Piermont Warrant Agreement.

“Piermont Warrant Agreement” means the agreement with Continental Stock Transfer & Trust Company, dated November 30, 2021, governing the Piermont Warrants.

“Pubco Class A Common Stock” means the publicly trading, nonvoting common stock, par value $0.00001 per share, of Pubco.

“Pubco Class B Common Stock” means the publicly trading, voting common stock, par value $0.00001 per share, of Pubco, each share of which is convertible into one share of Pubco Class A Common Stock at any time at the election of the holder thereof.

“Pubco Common Stock” means the Pubco Class A Common Stock and Pubco Class B Common Stock, collectively.

“Pubco Organizational Documents” means the certificate of incorporation and bylaws of Pubco as in effect as of the date hereof or as hereafter amended and restated as prescribed by this Agreement.

“Real Property” means, collectively, the Leased Real Property and Owned Real Property, as each is defined in Section 3.19(a).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, abandonment, disposing or other release into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Required Company Stockholder Approval” means the approval of the Company Stockholder Matters by the affirmative vote of the holders of the requisite number of shares of Company Common Stock and Pubco Common Stock, as applicable, entitled to vote thereon, whether in person or by proxy at a meeting of such stockholders (or any adjournment thereof), in accordance with the Company’s and Pubco’s respective current certificates of incorporation and bylaws and applicable law.

11

“Required Piermont Shareholder Approval” means the approval of the Piermont Shareholder Matters by the affirmative vote of the holders of the requisite number of Piermont Ordinary Shares entitled to vote thereon, whether in person or by proxy at the Special Meeting (or any adjournment thereof), in accordance with the Piermont Organizational Documents and applicable Law.

“Sanctioned Country” means any country or territory that is the subject or target of a comprehensive embargo under Sanctions Laws.

“Sanctioned Person” means any Person that is (or was at the relevant time) (i) the subject or target of Sanctions Laws or Trade Control Laws, (ii) listed on any restricted or prohibited party list under Sanctions Laws or Trade Control Laws, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, OFAC’s Non-SDN Communist Chinese Military Companies List, BIS’ Entity List, BIS’ Denied Persons List, BIS’ Unverified List, the UN Security Council Consolidated List, UK Consolidated Financial Sanctions List, and the EU Consolidated List; (iii) incorporated, organized, located, or resident in a Sanctioned Country; or (iv) any Person owned or controlled by Person(s) described under clauses (i), (ii) or (iii).

“Sanctions Laws” means economic or trade sanctions Laws administered or enforced by the United States (including by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the United Kingdom, the European Union and each of its Member States, Canada, Singapore, and Japan.

“Schedules” means the disclosure schedules of the Company and its Subsidiaries or Piermont and its Subsidiaries, as applicable.

12

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign Governmental Authority and the rules and regulations promulgated thereunder.

“Service Provider” means any bona fide third-party service provider other than any Stockholder Related Party.

“Stockholder Related Party” means the Company Stockholders and any Affiliate of any Company Stockholder, in each case other than the Company or its Subsidiaries. Notwithstanding anything herein to the contrary, in no event shall Stockholder Related Parties include (or be considered to include): (i) any limited partners or other direct or indirect investors in any investment fund affiliated with, advised or managed by any Company Stockholder or any of their respective Affiliates, or any of the respective Affiliates of any such limited partners or investors or (ii) any director, officer or employee of the Company or its Subsidiaries that is not otherwise affiliated with a Company Stockholder.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the Equity Securities having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Tax” means (a) any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, escheat or unclaimed property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax or like assessment or charge, in each case imposed by any Governmental Authority, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto (or in lieu thereof) by a Governmental Authority; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, combined, consolidated, unitary or similar group for any period; and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of Law or any express or implied obligation to indemnify any other Person.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Trade Control Laws” means (a) all U.S. and non-U.S. Laws relating to customs or import Laws, export control and trade Laws, including the Export Administration Regulations (“EAR”), the International Traffic in Arms Regulations (“ITAR”), the customs and import Laws administered by U.S. Customs and Border Protection, the EU Dual Use Regulation, UK Export Control Act 2002, and UK Export Control Order 2008, SI 2008/3231; (b) Laws relating to information technology and communication supply chain (including U.S. Executive Order 13873); and (c) U.S. Antiboycott Laws.

13

“Transaction Agreements” means this Agreement, the Lockup Agreement, the Insider Support Agreement, and the Confidentiality Agreement and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Agreement” means the Investment Management Trust Agreement, dated November 30, 2021, by and between Piermont and Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”).

“Willful Breach” means, with respect to a Party, a material breach of a representation, warranty, covenant or agreement set forth in this Agreement, as applicable, that is the consequence of a willful and intentional act or omission by such Party with the actual knowledge such Party that such act or omission would result in such a material breach.

Section 1.2 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive and have the meaning represented by the term “and/or”, and (vii) the phrase “to the extent” means the degree to which a subject matter or other thing extends, and such phrase shall not mean simply “if.”

(b) Unless the context of this Agreement otherwise requires, references to Contracts shall be deemed to include all subsequent amendments and other modifications thereto (subject to any restrictions on amendments or modifications set forth in this Agreement).

(c) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to Laws shall be construed as including all Laws consolidating, amending or replacing the Law.

(d) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(f) The phrases “provided to Piermont” or “provided to the Company”, “delivered to Piermont” or “delivered to the Company”, “furnished to Piermont” or “furnished to the Company”, or “made available to Piermont” or “made available to the Company”, as applicable, and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been delivered to such Party or its legal counsel via electronic mail or hard copy form, or, as applicable, made available to Piermont no later than 5:00 p.m. on the day prior to the date of this Agreement in the virtual “data room” that has been set up by the Company in connection with the Transactions..

14

(g) References to “$” or “dollar” or “US$” shall be references to Untied States dollars.

(h) all references to “or” shall be construed in the inclusive sense of “and/or.”

Section 1.3 Equitable Adjustments. Without limiting anything contained in this Agreement (including Section 5.1), if, between the date of this Agreement and the Closing (as defined below), the outstanding shares of Company Common Stock or Piermont Ordinary Shares or [Piermont Preferred Shares] shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split or combination or exchange of shares, then any number or amount contained herein (including references to shares of Pubco Common Stock) which is based upon the number of shares of Company Common Stock or Piermont Ordinary Shares or [Piermont Preferred Shares], as applicable, will be appropriately adjusted to provide to the holders of Company Common Stock or the holders of Piermont Ordinary Shares or [Piermont Preferred Shares], as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided that, for the avoidance of doubt, this Section 1.3 shall not be construed to permit Piermont, Pubco, the Company, or the Merger Subs to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

Section 1.4 Knowledge. As used herein, (i) the phrase “to the Knowledge of” or “the Knowledge of” the Company shall mean the knowledge of the individuals identified on Schedule1.4(a) and (ii) the phrase “to the Knowledge” or “the Knowledge of” of Piermont shall mean the knowledge of the individuals identified on Schedule 1.4(b), in each case, as such individuals would have actually acquired in the exercise of a reasonable inquiry of his, her or their direct reports.

ARTICLE II

THE MERGERS; CLOSING; ACQUISITION MERGER CONSIDERATION

Section 2.1 The Mergers.

(a) At the Reorganization Effective Time (as defined below), on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the NYBCL, the Company shall be merged with and into Merger Sub 1, following which the separate corporate existence of Merger Sub 1 shall cease and the Company shall continue as the Surviving Reorganization Corporation after the Reorganization Merger and as a direct, wholly-owned subsidiary of Pubco (provided that references to the Company for periods after the Reorganization Effective Time shall include the Surviving Reorganization Corporation).

(b) At the Acquisition Effective Time (as defined below), on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the Companies Act, Merger Sub 2 shall be merged with and into Piermont, following which the separate corporate existence of Merger Sub 2 shall cease and Piermont shall continue as the Surviving Acquisition Company and as a direct, wholly-owned subsidiary of Pubco (provided that references to Piermont for periods after the Acquisition Effective Time shall include the Surviving Acquisition Company).

Section 2.2 Effective Times.

(a) On the terms and subject to the conditions set forth herein, at the Closing, the Company and Merger Sub 1 shall cause the Reorganization Merger to be consummated by filing a certificate of merger in the form to be agreed to by the Parties with the Secretary of State of the State of New York in accordance with the applicable provisions of the NYBCL (the “Reorganization Certificate of Merger”), and the time of such filings, or such later time as may be agreed in writing by the Company and Piermont and specified in the Reorganization Certificate of Merger, will be the effective time of and constitute the consummation of the Reorganization Merger (the “Reorganization Effective Time”).

15

(b) On the terms and subject to the conditions set forth herein, at the Closing, immediately following the consummation of the Reorganization Merger, the Company and Merger Sub 2 shall cause the Acquisition Merger to be consummated by filing a plan of merger in the form to be agreed to by the Parties with the Cayman Registrar of Companies of the Cayman Islands in accordance with the applicable provision of the Companies Act (the “Acquisition Certificate of Merger” and, together with the Reorganization Certificate of Merger, the “Certificates of Merger”) and the time of such filing, or such later time as may be agreed in writing by the Company and Piermont and specified in the Acquisition Certificate of Merger, will be the effective time of and constitute the consummation of the Acquisition Merger (the “Acquisition Effective Time” and together with the Reorganization Effective Time, the “Effective Time”).

Section 2.3 Effects of the Mergers.

(a) The effect of the Reorganization Merger shall be as provided in this Agreement and the Reorganization Certificate of Merger, and the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Reorganization Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub 1 and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Reorganization Corporation.

(b) The effect of the Acquisition Merger shall be as provided in this Agreement, the Acquisition Certificate of Merger and the applicable provisions of the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub 2 and Piermont shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Acquisition Company.

Section 2.4 Governing Documents.

(a) As of the Reorganization Effective Time, the certificate of incorporation and bylaws of the Company shall be amended and restated to be in the forms of Merger Sub 1’s certificate of incorporation and bylaws, and shall become the certificate of incorporation and bylaws of the Surviving Reorganization Corporation.

(b) As of the Acquisition Effective Time, the memorandum and articles of formation of Piermont shall be amended and restated to be in the forms of Merger Sub 2’s memorandum and articles of formation, and shall become the memorandum and articles of formation of the Surviving Acquisition Company.

Section 2.5 Directors and Officers.

(a) Immediately after the Reorganization Effective Time, (a) the individuals who constituted the board of directors of Merger Sub 1 as of immediately prior to the Reorganization Effective Time shall constitute the board of directors of the Surviving Reorganization Corporation and (b) the officers of the Company as of immediately prior to the Reorganization Effective Time shall be the officers of the Surviving Reorganization Corporation.

16

(b) Immediately after the Acquisition Effective Time, (a) the individuals who constituted the board of directors of Merger Sub 2 as of immediately prior to the Acquisition Effective Time shall constitute the board of directors of the Surviving Acquisition Company and (b) the officers of Merger Sub 2 as of immediately prior to the Acquisition Effective Time shall be the officers of the Surviving Acquisition Company.

Section 2.6 Further Assurances.

(a) If, at any time after the Reorganization Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Reorganization Corporation following the Reorganization Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub 1, the applicable directors and officers of Pubco, the Company, and Merger Sub 1 (or their designees) are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

(b) If, at any time after the Acquisition Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Acquisition Company following the Acquisition Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Piermont and Merger Sub 2, the applicable directors and officers of Pubco, the Company, and Merger Sub 2 (or their designees) are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 2.7 Effects on Securities.

(a) Closing Conversion of Company Common Stock. On the terms and subject to the conditions set forth herein, at the Reorganization Effective Time, by virtue of the Mergers and without any further action on the part of any Party or any other Person, the following shall occur:

(i) Each share of Company Class A Common Stock issued and outstanding immediately before the Acquisition Effective Time will be canceled and converted into 133,333 shares of Pubco Class A Common Stock;

(ii) Each share of Company Class B Common Stock issued and outstanding immediately before the Acquisition Effective Time will be canceled and converted into 133,333 shares of Pubco Class B Common Stock;

(iii) Each Company Stock Right existing immediately prior to the Acquisition Effective Time to acquire Company Common Stock shall cease to represent a right to acquire the number of shares of Company Common Stock prescribed by such Company Stock Right and shall be deemed the right to acquire an equal number of shares of Pubco Class A Common Stock.

(b) Conversion of Piermont Ordinary Shares. On the terms and subject to the conditions set forth herein, at the Acquisition Effective Time, by virtue of the Mergers and without any further action on the part of any Party or any other Person, the following shall occur:

(i) Each Piermont Ordinary Share issued and outstanding immediately before the Effective Time (other than shares cancelled pursuant to Section 2.7(b)(iii), below, and Dissenting Shares) will be canceled and converted into and become the right to receive, subject to any adjustments as prescribed by this Agreement, a share of Pubco Class A Common Stock (collectively, the “Merger Consideration”).

17

(ii) No fraction of a share of Pubco Class A Common Stock will be issued as Merger Consideration and each Piermont Shareholder who would otherwise be entitled to a fraction of a share of Pubco Class A Common Stock in accordance with this Section 2.7(after aggregating all fractional shares that otherwise would be received by such holder in accordance with this Section 2.7) shall receive from the Company, in lieu of such fractional share, one (1) share of Pubco Class A Common Stock.

(iii) Any Piermont Ordinary Shares held by Piermont, the Company, or any direct or indirect Subsidiary of any of the foregoing immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

(c) Piermont Warrants. Pursuant to the terms of the Piermont Warrant Agreement, at the Effective Time, by virtue of the Mergers and without any action on the part of any holder of a Piermont Warrant, each Piermont Warrant that is issued and outstanding immediately prior to the Effective Time shall cease to represent a right to acquire the number of shares of Piermont Ordinary Shares as set forth in the Piermont Warrant Agreement and shall be irrevocably converted in accordance with the terms of the Piermont Warrant Agreement into a warrant to purchase one share of Pubco Class A Common Stock.

(d) Merger Subs Shares.

(i) Each ordinary share of Merger Sub 1 issued and outstanding immediately prior to the Reorganization Effective Time shall be converted into and exchanged for 100 validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share, of the Surviving Reorganization Corporation.

(ii) Each share of common stock of Merger Sub 2 issued and outstanding immediately prior to the Acquisition Effective Time shall be converted into and exchanged for 100 validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share, of the Surviving Acquisition Company.

Section 2.8 Exchange Procedures.

(a) Exchange. The Piermont Shareholders shall deliver the certificates evidencing their right to shares of Piermont Ordinary Shares (the “Piermont Certificates”) to Continental Stock Transfer & Trust Company (“Exchange Agent”) for cancellation, or in the case of a lost, stolen or destroyed Piermont Certificate, will deliver to the Exchange Agent an affidavit of loss (and indemnity if required) and shall, at or after the Closing, receive in exchange therefor their per share Merger Consideration (in book-entry form, unless certificates representing the aggregate per share Merger Consideration is otherwise requested by the Piermont Shareholders), issuable in respect of the Piermont Ordinary Shares previously represented thereby, and the Piermont Certificates shall forthwith be cancelled. Until so surrendered, from and after the Effective Time, outstanding Piermont Certificates will be deemed to evidence only the right to receive the aggregate per share Merger Consideration issuable in respect of the Piermont Ordinary Shares previously represented thereby, as prescribed by this Agreement, and the Piermont Shareholders will, subject to applicable law in the case of shares held by Dissenting Holders, cease to have any rights with respect thereto. No interest shall be paid or accrued on the per share Merger Consideration, or on any dividends or other distributions upon the surrender or transfer of any Piermont Certificate.

18

(b) Full Satisfaction. All shares of Pubco Class A Common Strock delivered upon the exchange of Piermont Ordinary Shares in accordance with the terms of this ARTICLE II shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such Piermont Ordinary Shares and there shall be no further registration of transfers on the register of holders of Piermont Ordinary Shares that were issued and outstanding immediately prior to the Effective Time.

Section 2.9 Required Withholding. Pubco shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or under any state, local or foreign Legal Requirement. Pubco shall use commercially reasonable efforts to provide notice of any withholding that it intends to make (or cause to be made) in connection with consideration deliverable pursuant to this Agreement (other than any withholding required (i) in connection with amounts properly treated as compensation for applicable Tax purposes or (ii) as a result of failure to deliver the Tax certificates and any accompanying notice or forms described in in this Agreement at least fifteen (15) days prior to the date of the relevant payment, and the Parties shall (and shall cause their Affiliates to) use commercially reasonable efforts to cooperate to minimize or eliminate any such potential withholding. To the extent such amounts are so deducted or withheld consistent with the terms of this Section 2.9, such amounts shall be treated for all purposes under this Agreement as having been delivered to the Person to whom such amounts would otherwise have been deliverable.

Section 2.10 Lost, Stolen or Destroyed Certificates for Piermont Stock. In the event that any Piermont Certificates shall have been lost, stolen or destroyed, the Exchange Agent, Pubco shall issue in exchange for such lost, stolen or destroyed Piermont Certificates, upon the making of an affidavit of that fact by the holder thereof, the aggregate Per Share Merger Consideration into which the Piermont Ordinary Shares previously represented by such Piermont Certificates were converted, and any dividends or distributions payable pursuant to Section 2.8(c); provided, however, that, as a condition precedent to the delivery of such Per Share Merger Consideration, the owner of such lost, stolen or destroyed Piermont Certificates shall indemnify the Exchange Agent, Pubco, the Company, and the Surviving Acquisition Company against any claim that may be made against the Exchange Agent, Pubco or the Company with respect to the Piermont Certificates alleged to have been lost, stolen or destroyed and deliver any Letter of Transmittal reasonably required by the Exchange Agent.

Section 2.11 Closing. Subject to the terms and conditions set forth in this Agreement, the consummation of the Mergers (the “Closing”) shall take place at the offices of Graubard Miller, 405 Lexington Avenue, 44th Floor, New York, New York 10174, or electronically by the mutual exchange of electronic signatures (including portable document format (“pdf”)) on the date that is two (2) Business Days following the date on which all conditions set forth in ARTICLE VIII have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place, time or date as Piermont and the Company may mutually agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 2.12 Post-Closing Earn Out Consideration.

(a) Following the Closing, the Company Stockholders listed on Schedule 2.12 (collectively, the “Pre-Closing Company Stockholders”) shall be entitled to the issuance by the Company of Earn Out Shares (the “Earn Out Consideration”) as prescribed by this Section 2.12.

(b) For purposes of this Section and the rights and obligations prescribed hereby, the following terms shall have the meanings set forth below:

19

(i) “Earn Out Period” means each of the fiscal years completed following the Closing Date (for example, if Closing occurs on June 10, 2026, the first fiscal year to which the Earn Out provisions of this Section 2.12 shall apply shall be the year ending December 31, 2026).

(ii) “Annual Earn Out Period” means each of the four (4) consecutive fiscal years ending within the Earn Out Period, with the first Annual Earn Out Period beginning on December 31, 2026 (assuming a Closing Date in 2026).

(iii) “Earn Out Shares” means up to an aggregate amount of Pubco Class A Common Stock having a value of up to One Hundred Million Dollars ($100,000,000), consisting of up to Twenty-Five Million Dollars ($25,000,000) of Pubco Class A Common Stock for each Annual Earn Out Period, issuable in accordance with this Section 2.12.

(iv) “Measurement Date” means, with respect to any Annual Earn Out Period, the date on which Pubco’s audited consolidated financial statements for such Annual Earn Out Period are first approved or filing with the SEC by the Board of Directors of Pubco.

(v) “Share Price” means the volume-weighted average price (VWAP) of Pubco Class A Common Stock for the ten (10) consecutive Trading Days ending on (and including) the applicable Measurement Date.

(vi) “Revenue/Policyholder Growth Test” means, with respect to an Annual Earn Out Period, year-over-year growth of greater than thirty percent (30%) in either (i) consolidated revenue of the combined company, calculated in accordance with GAAP consistently applied, or (ii) the revenue generated during the comparable years by active policyholders of Pubco (or applicable successor business units).

(vii) “Gross Margin Improvement Test” means, with respect to an Annual Earn Out Period, year-over-year improvement of greater than three percent (3%) in consolidated gross margin percentage of the combined company.

(viii) “Systems Integration Test” means, with respect to an Annual Earn Out Period, the achievement by Pubco and its Subsidiaries of at least sixty percent (60%) integration of the Company’s systems across Pubco’s designated core services, accompanied by measurable operational efficiency gains, including faster processing times, reduced cost-to-serve, or materially improved service-level metrics, each reasonably demonstrated in writing by Pubco and certified by Pubco’s CFO.

(ix) “Earn Out Achievement” means satisfaction during an Annual Earn Out Period of any one of (1) the Revenue/Policyholder Growth Test, (2) the Gross Margin Improvement Test, or (3) the Systems Integration Test.

(c) Earn Out Shares shall be issuable as follows:

(i) For each Annual Earn Out Period, upon the occurrence of an Earn Out Achievement, Pubco shall issue to the Pre-Closing Company Stockholders that number of shares of Pubco Class A Common Stock having an aggregate value equal to Twenty-Five Million Dollars ($25,000,000), valued at the applicable Share Price.

20

(ii) The number of Earn Out Shares issuable for any Annual Earn Out Period shall be determined by dividing (i) Twenty-Five Million Dollars ($25,000,000) by (ii) the Share Price. Any resulting fractional shares shall be rounded down to the nearest whole share.

(iii) Pubco shall issue the Earn Out Shares no later than ten (10) Business Days following the applicable Measurement Date.

(iv) No more than Twenty-Five Million Dollars ($25,000,000) of Earn Out Shares may be issued with respect to any Annual Earn Out Period, even if more than one Earn Out Achievement is satisfied during such period.

(v) Earn Out Achievements are determined independently for each Annual Earn Out Period, and Earn Out Shares not earned in a given Annual Earn Out Period shall not be carried forward.

(d) Calculation of the Earn Out Shares shall be subject to the following requirements:

(i) Pubco shall deliver to the Company Stockholders Representative a written statement (the “Earn Out Statement”) setting forth Pubco’s calculation of (i) whether any Earn Out Achievement has been satisfied and (ii) the supporting data and workpapers used in such determination concurrently with any issuance of Earn Out Shares in accordance with Section 2.12(c)(iii), above, or if no Earn Out Shares are issuable for a given fiscal year, within ten (10) Business Days following the applicable Measurement Date.

(ii) All financial metrics used for determining Earn Out Achievement shall be prepared (i) in accordance with GAAP consistently applied, (ii) using the accounting methodologies, policies and classifications of the Company as in effect immediately prior to the Closing, and (iii) without giving effect to any changes in accounting policies implemented after the Closing that would reasonably be expected to materially affect the calculation of any Earn Out Achievement.

(iii) For the Systems Integration Test, Pubco shall provide: (1) integration milestone reports, (2) project management dashboards or equivalent documentation evidencing the percentage of system integration across core services, and (3) a written certification from Pubco’s Chief Financial Officer describing the measurable efficiency gains achieved.

(e) The Company Stockholders Representative shall have the right, at its sole expense (except as provided below), to review the Earn Out Statement and all relevant books, records, systems documentation, and data used to prepare such Earn Out Statement. If the Company Stockholders Representative disputes the Earn Out Statement, it shall so notify Pubco within thirty (30) days following receipt thereof (the “Objection Period”). If Pubco and the Company Stockholders Representative are unable to resolve such dispute within fifteen (15) days after [Piermont]’s receipt of any objections, either Party may submit the dispute to an independent nationally recognized accounting firm mutually agreed upon by the Parties (the “Independent Accountant”). The determination of the Independent Accountant shall be final, binding, and conclusive on the Parties, absent manifest error. The fees and expenses of the Independent Accountant shall be borne by Pubco.

(f) Earn Out Shares shall be allocated among the Pre-Closing Company Stockholders pro rata or as otherwise indicated on Schedule 2.12.

21

(g) Pubco shall not, and shall cause Surviving Acquisition Company and Surviving Reorganization Corporation and their respective Affiliates not to, take any action or omit to take any action with the primary purpose of (i) delaying, avoiding, or preventing the achievement of any Earn Out Achievement or (ii) manipulating any metric used to calculate an Earn Out Achievement. Notwithstanding anything to the contrary, the Company shall retain full and ultimate discretion with respect to the operation of the business after the Closing.

(h) Pubco and the Pre-Closing Company Stockholders shall treat any issuance of Earn Out Shares as additional merger consideration for U.S. federal income tax purposes unless otherwise required by applicable Law.

Section 2.13 Dissenters’ Rights. No Dissenting Holder shall be entitled to receive shares of Pubco Class A Common Stock or any other distributions pursuant to the provisions of this Article II unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to dissent from the Transactions, and any Dissenting Holder shall be entitled only to such rights as are granted by Section 238 of the Companies Act with respect to Equity Securities owned by such Dissenting Holder. If any Person who otherwise would be deemed a Dissenting Holder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent under Section 238 of the Companies Act or if a court of competent jurisdiction shall finally determine that the Dissenting Holder is not entitled to relief provided by Section 238 of the Companies Act with respect to any Equity Securities, such Equity Securities shall thereupon be converted into the right to receive the applicable Merger Consideration less any required Tax withholding, upon surrender of the certificates representing such Equity Securities, as applicable, in accordance with this Agreement. Each of Piermont and Pubco shall give the other (i) prompt written notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by it relating to shareholders’ rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. Neither Piermont nor the Pubco, except with the prior written consent of the other, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY, PUBCO AND MERGER SUBS

Except as set forth in the Schedules to this Agreement, the Company, Pubco and Merger Subs jointly represent and warrant to Piermont as of the date of this Agreement and as of the Closing Date as follows:

Section 3.1 Corporate Organization. Each of Pubco, the Company and each of the Merger Subs is duly incorporated and is validly existing under the Laws of its respective state or jurisdiction of formation. Each of Pubco, the Company and each of the Merger Subs has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The Company has made available to Piermont or its counsel true and correct copies of each of the Company Parties’ organizational documents as in effect as of the date hereof. Each of the Company Parties is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents. Each of the Company Parties is duly licensed, registered or qualified and in good standing (or the equivalent thereof) as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed, registered or qualified.

22

Section 3.2 Subsidiaries. Except as set forth in Schedule 3.2, none of Pubco, the Company, or either Merger Sub has any direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any capital stock or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. The Company owns 100% (one hundred percent) of the outstanding capital stock of Pubco and Pubco owns 100% (one hundred percent) of the outstanding capital of each of the Merger Subs. Neither Pubco nor the Merger Subs has ever engaged in any business activities, has any assets, liabilities or obligations of any nature other than those incident to its respective formation and pursuant to this Agreement and any other Transaction Agreement to which it is a party and neither Pubco nor Merger Sub has ever generated any revenues or expenses other than expenses related to the Transactions.

Section 3.3 Due Authorization.

(a) Each of the Company Parties has all requisite corporate or limited lability company power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized and approved by the board of directors of each Company Party and no other corporate or equivalent proceeding on the part of any Company Party is necessary to authorize this Agreement or such other Transaction Agreements or any Company Party’s performance hereunder or thereunder. The Company Stockholder Matters have been approved by the holders of the necessary number of outstanding shares of Company Common Stock comprising the Required Company Stockholder Approval prior to the date hereof in accordance with the NYCBL. This Agreement has been, and each such other Transaction Agreement to which such Company Party will be party will be, duly and validly executed and delivered by such Company Party and, assuming due authorization and execution by each other Party hereto and thereto (other than the other Company Party), this Agreement constitutes, and each such other Transaction Agreement to which such Company Party will be party, will constitute a legal, valid and binding obligation of such Company Party, enforceable against each Company Party in accordance with its terms, subject to the Enforceability Exceptions. The minute books of each Company Party contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of Equity Securities. Copies of such records of each of the Company Parties have been heretofore made available to Piermont or its counsel.

(b) At a meeting duly called and held, the board of directors of each of the Company Parties has unanimously: (i) determined that this Agreement and the Transactions are fair to and in the best interests of the Company Stockholders and (ii) resolved to recommend to Company Stockholders approval of each of the Company Stockholder Matters.

Section 3.4 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.6, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which any Company Party is or will be a party by such Company Party, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Company Organizational Documents or organizational documents of either of the Merger Subs, (b) conflict with or result in any violation of any provision of any Law or Governmental Order binding on or applicable to any Company Party, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which a Company Party is a party, or (d) result in the creation of any Lien upon any of the properties or assets of the Company Parties (including the Trust Account), except in the case of each of clauses (b) through (d) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

23

Section 3.5 Compliance. Each of the Company Parties has complied and is in compliance with all Law applicable to the conduct of its business, or the ownership or operation of its business. No written notice of non-compliance with any material Law has been received by Pubco, the Company or either of the Merger Subs, and the Company has no Knowledge of any such notice related to the Company Parties delivered to any other Person.

Section 3.6 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Piermont contained in this Agreement, no action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of the Company Parties with respect to the execution, delivery and performance of this Agreement and the Transaction Agreements by the Company Parties to which any of the Company Parties is a party and the consummation of the transactions contemplated hereby and thereby, except for (i) obtaining the consents of, or submitting notifications, filings, notices or other submissions to, the Governmental Authorities listed on Schedule 3.6, (ii) the filing with the SEC of (A) the Registration Statement (and the effectiveness thereof) and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby, (iii) the filing of the Certificates of Merger in accordance with the Companies Act and (iv) any actions, consents, approvals, permits or authorizations, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company Parties, taken as a whole.

Section 3.7 Capitalization.

(a) The authorized capital stock of the Company is set forth on Schedule 3.7(a). All of the issued and outstanding Equity Securities of the Company are set forth on Schedule 3.7(a), all of which are held by the Company Stockholders. The Equity Securities of the Company are free and clear of all Liens (other than Permitted Liens) and have not been issued in violation of any Contract, preemptive or similar rights or applicable Law. The issued and outstanding Equity Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.7(a), there are no Equity Securities of the Company issued and outstanding.

(b) There are no outstanding or authorized contingent value rights, equity appreciation, phantom stock, profit participation or similar rights with respect to the Equity Securities of, or other equity or voting interest in, the Company. No Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Equity Securities of the Company. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company’s shareholders may vote.

24

(c) Except as set forth on Schedule 3.7(c), (i) there are no declared but unpaid dividends or distributions in respect of any Equity Securities of the Company and (ii) since January 1, 2025 through the date of this Agreement, the Company has not made, declared, set aside, established a record date for or paid any dividends or distributions.

(d) The Company is not the subject of any bankruptcy, dissolution, liquidation or similar legal proceedings.

Section 3.8 Capitalization of Subsidiaries.

(a) The issued and outstanding Equity Securities of each of Pubco and the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding Equity Securities of Pubco and each Subsidiary of the Company are owned as set forth on Schedule 3.2, free and clear of any Liens (other than the restrictions under applicable Securities Laws, the terms of the Governing Documents of such Subsidiary, and Permitted Liens), and have not been issued in violation of preemptive or similar rights.

(b) There are no outstanding or authorized equity appreciation, phantom stock, profit participation or similar rights with respect to the Equity Securities of, or other equity or voting interest in, Pubco or any Subsidiary of the Company. No Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of Pubco or any Subsidiary of the Company. Except for Equity Securities in any direct or indirect wholly-owned Subsidiary of the Company, none of Pubco, the Company or any of their respective Subsidiaries owns any Equity Securities in any Person (other than publicly traded securities held for cash management purposes). There are no outstanding contractual obligations of Pubco or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Equity Securities of Pubco or any Subsidiary of Company. There are no outstanding bonds, debentures, notes or other Indebtedness of Pubco or any Subsidiary of the company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Pubco’s or such Subsidiaries’ shareholders may vote.

(c) Except as set forth on Schedule 3.8(c), none of Pubco, the Company, or any of their respective Subsidiaries owns any Equity Securities in any Person.

Section 3.9 Financial Statements.

(a) Attached as Schedule 3.9(a) hereto are copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2024 and 2023, and the unaudited balance sheets of the Company and its Subsidiaries as of September 30, 2025 and 2024, and the related audited and unaudited consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for the years then ended, together with the auditor’s reports thereon (the “Company Financial Statements”).

(b) The Company Financial Statements present fairly, in all material respects, the consolidated financial position, cash flows, income, changes in equity and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated in such Company Financial Statements in conformity with GAAP during the periods involved (except as otherwise indicated in such statements) and were derived from, the books and records of the Company and its Subsidiaries.

25

(c) The Company and its Subsidiaries have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s and its Subsidiaries’ assets. The Company has engaged an auditing firm that has at all required times since the date of enactment of the Sarbanes-Oxley Act been (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (y) “independent” with respect to the Company and each of its Subsidiaries within the meaning of Regulation S-X under the Exchange Act, and (z) in compliance with subsections (g) through (l) of Section 11A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d) Pubco is a newly formed Nevada entity established for purposes of the Transactions and has had no commercial operations.

Section 3.10 Financial Projections. The financial projections with respect to the Company that were delivered by or on behalf of the Company to Piermont, including any statement with respect to projected revenues, costs, expenses, and profits, a copy of which are attached as Schedule 3.10, were prepared by the Company in good faith based on assumptions for projections of such kind that the Company believes in good faith to reasonable and appropriate.

Section 3.11 Absence of Certain Changes. Except as set forth on Schedule 3.11 since January 1, 2025 through the date of this Agreement, (a) except as expressly contemplated by this Agreement, the other Transaction Agreements or in connection with the transactions contemplated hereby or thereby, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practices, (b) there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without Piermont’s consent, would constitute a violation of Section 6.1.

Section 3.12 Undisclosed Liabilities. As of the date of this Agreement, none of Pubco, the Company, or any of their respective Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities or obligations (a) reflected or reserved for in the Financial Statements or disclosed in any notes thereto, (b) that have arisen since January 1, 2025 in the ordinary course of business of Pubco, the Company, and their respective Subsidiaries, (c) incurred or arising under or in connection with the Transactions, including expenses related thereto, (d) disclosed in the Schedules, (e) under any Contract to which Pubco, the Company or any of their resepctive Subsidiaries is a party or by which Pubco, the Company or any of their respective Subsidiaries may be bound, or (f) that do not exceed $500,000 in the aggregate.

Section 3.13 Litigation and Proceedings. Except as set forth on Schedule 3.13, as of the date hereof, there are no, and since January 1, 2025, there have been no, pending or, to the Knowledge of the Company, threatened (in writing) Actions by or against Pubco, the Company or any of their respective Subsidiaries that, if adversely decided or resolved, would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Governmental Order imposed upon Pubco, the Company or any of their respective Subsidiaries, except as would not have, or would not reasonably be expected to have, a Company Material Adverse Effect. None of Pubco, the Company or any of their respective Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities or obligations, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Pubco, the Company or any of their respective Subsidiaries to enter into and perform its obligations under this Agreement.

26

Section 3.14 Compliance with Laws. Pubco, the Company, and their respective Subsidiaries are, and since January 1, 2025, have been, in compliance with all applicable Laws, except where the failure to be, or to have been, in compliance with such Laws, individually or in the aggregate, would not have a Company Material Adverse Effect. None of Pubco, the Company or their respective Subsidiaries has received any written notice from any Governmental Authority of a violation of any applicable Law at any time since January 1, 2025, except for any such violation which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Pubco, the Company and their respective Subsidiaries hold, and since January 1, 2025, have held, all Permits necessary for the lawful conduct of the business of the Company, except for such Permits where the failure to so hold has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (the “Company Permits”). Pubco, the Company and their respective Subsidiaries are, and since January 1, 2025, have been, in compliance with and not in default under such Company Permits, in each case except for such noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.15 Contracts; No Defaults.

(a) Schedule 3.15(a) contains a true, correct and complete list of all Contracts described in clauses (i) through (xiii) of this Section 3.15(a) to which, as of the date of this Agreement, Pubco, the Company, or any of their respective Subsidiaries is a party other than Company Benefit Plans and Real Property Leases (all such Contracts as described in clauses (i) through (xiii), collectively, the “Specified Contracts”).

(i) Each Contract with a Top Customer or Top Supplier;

(ii) Each Contract, other than a customer Contract, that involves aggregate payments or consideration furnished (x) by the Company or by any of its Subsidiaries of more than $250,000 or (y) to the Company or to any of its Subsidiaries of more than $250,000, in each case, in the calendar year ended December 31, 2024 or any subsequent calendar year;

(iii) Each Contract relating to Indebtedness having an outstanding principal amount, together with any undrawn commitments to fund Indebtedness under such Contract, in excess of $100,000 and (y) each outstanding Letter of Credit with commitments in excess of $250,000;

(iv) Each Contract that is a purchase and sale or similar agreement for the acquisition of any Person or any business unit thereof, in each case, involving payments in excess of $150,000 and with respect to which there are any material ongoing obligations;

(v) Each joint venture, partnership or similar Contract (other than Contracts between wholly-owned Subsidiaries of the Company or Pubco) that is material to the Company and its Subsidiaries, taken as a whole;

(vi) Each license, sublicense, or other agreement under which Pubco, the Company, or any of their respective Subsidiaries (x) is a licensee with respect to any item of material Intellectual Property (excluding (A) click-wrap and shrink-wrap licenses and (B) off-the-shelf software licenses and other licenses of software that is commercially available to the public generally, with one-time or annual aggregate fees of less than $100,000) or (y) is a licensor or otherwise grants to a third party any rights to use any item of material Intellectual Property, other than non-exclusive licenses or sublicenses granted to customers in the ordinary course of business;

27

(vii) Each collective bargaining agreement or other Contract with any labor union, labor organization or works council (each a “CBA”);

(viii) Each employment or service agreement or similar Contract with any current director, employee or individual independent contractor of Pubco, the Company, or any of their respective Subsidiaries with an annual base salary or fee in excess of $120,000;

(ix) Each Contract with any current or former employee, director or other service provider of Pubco, the Company, or any of their respective Subsidiaries that provides for change in control or transaction-based payments and/or benefits and triggered by the Mergers;

(x) Each Contract which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of Pubco, the Company, or their respective Subsidiaries, taken as a whole;

(xi) Each Contract containing covenants of Pubco, the Company, or any of their respective Subsidiaries, (A) prohibiting or limiting the right of Pubco, the Company, or any of their respective Subsidiaries to engage in or compete with any Person in any line of business or (B) prohibiting or restricting Pubco’s, the Company’s or their respective Subsidiaries’ ability to conduct their business with any Person in any geographic area, in each case, that currently has or would reasonably be expected to have a material and adverse effect on the business, as currently operated, of Pubco, the Company, and their respective Subsidiaries, taken as a whole, in each case other than, for the avoidance of doubt, customary non-solicitation and no-hire provisions entered into in the ordinary course of business;

(xii) Each Contract that grants to any third Person any “most favored nation rights”;

(xiii) Each Contract that is a settlement, conciliation or similar agreement with any Governmental Authority pursuant to which Pubco, the Company, or any of their respective Subsidiaries will have any material outstanding obligation after the date of this Agreement;

(xiv) Each Contract entered into primarily for the purpose of interest rate or foreign currency hedging;

(xv) Each Affiliate Agreement; and

(xvi) Each Contract that relates to the acquisition or disposition of any Equity Securities in, or assets or properties of, Pubco, the Company, or any of their respective Subsidiaries (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which (A) any deferred or contingent payment obligations by or to Pubco, the Company, or any of their respective Subsidiaries remain outstanding or (B) any indemnification payment obligations remain outstanding (excluding acquisitions or dispositions in the ordinary course of business consistent with past practice or of assets that are obsolete, worn out, surplus or no longer used in the conduct of the Company’s business).

28

(b) The Company has made available to Piermont complete and accurate copies of each Specified Contract as in effect as of the date of this Agreement and, to the Knowledge of the Company, no service order, statement of work, or other agreement not provided to Piermont modifies any material terms of the applicable Specified Contract. Except for any Contract that will terminate upon the expiration of the stated term thereof prior to the Closing Date or as would not have, individually or in the aggregate, a Company Material Adverse Effect, each Specified Contract is (i) in full force and effect and (ii) represents the legal, valid and binding obligations of Pubco, the Company, or one or more of their respective Subsidiaries party thereto and, to the Knowledge of the Company, represents the legal, valid and binding obligations of the other parties thereto, in each case, subject to the Enforceability Exceptions. Except, in each case, where the occurrence of such breach or default or failure to perform would not have, individually or in the aggregate, a Company Material Adverse Effect, (A) Pubco, the Company, and their respective Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Specified Contracts, and (B) none of Pubco, the Company, any of their respective Subsidiaries or, to the Knowledge of the Company, any other party thereto is in breach of or default of any Specified Contract and during the last 12 months, neither the Company nor any of its Subsidiaries has received any written claim or written notice of termination or breach of or default under any such Specified Contract.

Section 3.16 Company Benefit Plans.

(a) Schedule 3.16(a) sets forth a true, correct, and complete list of each material Company Benefit Plan, other than offer letters that do not provide severance benefits or a notice period in excess of thirty (30) days upon termination of the employment relationship, and, with respect to each Company Benefit Plan that is subject to the Laws of a jurisdiction other than the United States (whether or not United States Law also applies) or primarily for the benefit of current or former employees, directors or other service providers of Pubco, the Company, or their respective Subsidiaries who reside or work primarily outside of the United States (each, a “Foreign Plan”), separately identifies each such Foreign Plan. For purposes of this Agreement, the term “Company Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each equity ownership, equity purchase, equity option, phantom equity, equity or other equity-based award, severance, separation, employment, individual consulting, retention, change-in-control, transaction bonus, fringe benefit, collective bargaining, bonus, incentive, compensation, deferred compensation, employee loan, health, welfare and each other benefit or compensation plan, agreements, programs, policies, practices, Contract or other arrangement, in each case, whether or not subject to ERISA, whether written or unwritten, (i) which is contributed to, required to be contributed to, sponsored by or maintained by, in each case, the Company or any of its respective Subsidiaries for the benefit of any current or former employees, officers, directors, consultants or independent contractors of Pubco, the Company, or any of their respective Subsidiaries, (ii) under which any current or former employee, officer, director, consultant or independent contractor of Pubco, the Company, or any of their respective Subsidiaries has any present or future right to benefits, or (iii) under or with respect to Pubco, the Company, or any of their respective Subsidiaries has any liability, contingent or otherwise.

(b) With respect to each material Company Benefit Plan, the Company has provided or made available to Piermont true, complete and correct copies of, to the extent applicable: (i) each Company Benefit Plan and all amendments thereto (or, if not written a written summary of its terms) and any trust agreement, insurance contracts or other funding instrument or vehicles and amendments thereto relating to such plan, (ii) the most recent summary plan description and summary material modifications, (iii) the most recent annual report on Form 5500 and all attachments thereto, (iv) the most recent actuarial valuation and audited financial statements, (v) the most recent determination, advisory or opinion letter issued by the Internal Revenue Service, and (vi) any material non-routine correspondence with any Governmental Authority.

29

(c) Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Each Company Benefit Plan has been established, maintained, funded and administered, in each case, in accordance, in all material respects, with its terms and in compliance, in all material respects, with all applicable Laws, including ERISA and the Code, and all contributions, premiums or other payments and/or amounts that are required to be made or due with respect to any Company Benefit Plan have been timely made or, if not yet due, properly accrued and reflected in the Company’s or one of its Subsidiaries’ (as applicable) financial statements to the extent required by GAAP.

(ii) Each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and (A) has received a favorable determination or opinion letter as to its qualification prior to the date of this Agreement or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and, in either case, nothing has occurred, whether by action or failure to act or otherwise, that could reasonably be expected to adversely affect such qualification or result in the loss of such qualification.

(iii) No event has occurred and no condition exists that would subject Pubco, the Company, or any of their respective Subsidiaries, either directly or by reason of their affiliation with any ERISA Affiliate, to any material Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable Law, (B) there do not exist any pending or, to the Company’s knowledge, threatened Actions (other than routine claims for benefits) or other actions, suits, audits, arbitration or legal, judicial or administrative proceeding (whether in law or in equity), or investigations with respect to any Company Benefit Plan and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, or other actions, suits, audits, arbitration or legal, judicial or administrative proceeding (whether in law or in equity), or investigations, and (C) there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA with respect to any Company Benefit Plan.

(d) None of Pubco, the Company or any of their respective Subsidiaries maintains or sponsors or has or has incurred any liability in respect of post-employment or post-retirement health, medical, life or welfare benefits for any current or former employee, officer, director, consultant or independent contractor of Pubco, the Company, or any of their respective Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code and at the sole expense of the applicable current or former employee, officer, director, consultant or independent contractor of Pubco, the Company, or any of their respective Subsidiaries.

(e) None of Pubco, the Company, or any of their respective Subsidiaries or their respective ERISA Affiliates sponsors, maintains, contributes to or has an obligation to contribute to or at any time during the preceding six (6) years has sponsored, maintained, contributed to or was required to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to (1) any multiemployer plan (within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of the Code), (2) a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or any other plan that is or was subject to Section 302 or Title IV of ERISA or Section 412, Section 430 or Section 4971 of the Code, (3) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (4) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). None of Pubco, the Company, their respective Subsidiaries or any of their respective ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied.

30

(f) Neither the execution and delivery of this Agreement by the Company, shareholder approval of this Agreement, nor the consummation of the transactions contemplated by this Agreement will or could reasonably be expected to (whether alone or in connection with any subsequent event(s)) (A) result in the acceleration, increase, funding or vesting of any material compensation or benefits to, or the forgiveness of material debt with respect to, any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries under any Company Benefit Plan or otherwise, (B) entitle any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries to any material severance pay or other material compensation or benefits or to any material increase in severance pay or other compensation or benefits, (C) limit the right or ability to terminate or amend any Company Benefit Plan or (D) directly or indirectly cause the Company or any of its Subsidiaries to transfer or set aside any material assets to fund any benefits under any Company Benefit Plans.

(g) (A) No amount, payment, right or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer, director, shareholder, consultant or other service provider of the Company, any of its Subsidiaries or their Affiliates who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be or is expected to be characterized as, or give rise to, separately or in the aggregate, an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) or be nondeductible under Section 280G of the Code, as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)) and (B) neither the Company nor any of its Subsidiaries has any obligation to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(h) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has been operated in all material respects in compliance with Section 409A of the Code since January 1, 2025 or its inception (whichever is later), and all applicable regulations and notices issued thereunder.

(i) With respect to each Foreign Plan: (A) all material employer and employee contributions to each Foreign Plan required by Law or by the terms of such Foreign Plan have been timely made, or, if applicable, accrued in accordance with normal accounting practices; (B) each Foreign Plan required to be registered or intended to meet certain regulatory or requirements for favorable Tax treatment has been timely and properly registered and has been maintained in good standing in all material respects with applicable regulatory authorities and, to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect such plan; and (C) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund, gratuity or similar plan or arrangement or has any material unfunded or underfunded liabilities, and materially adequate reserves have been established with respect to any Foreign Plan that is not required to be funded.

31

Section 3.17 Labor Matters.

(a) None of Pubco, the Company, or any of their respective Subsidiaries is party to or bound by any CBA or arrangements with a labor union, works council or labor organization. To the Knowledge of the Company, no employees are represented by any labor organization or works council with respect to their employment with Pubco, the Company, or any of their respective Subsidiaries. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no activities or proceedings of any labor union, works council or labor organization to organize any current or former employee, officer, or director of Pubco, the Company, or their respective Subsidiaries (the “Company Employees”) and there is no, and since January 1, 2025, there has been no, labor dispute, labor grievance, labor arbitrations, unfair labor practice or strike, lockout, picketing, hand billing, slowdown, concerted refusal to work overtime, or work stoppage against or affecting Pubco, the Company, or any of their respective Subsidiaries, in each case, pending or, to the Knowledge of the Company, threatened.

(b) Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of Pubco, the Company, or any of their respective Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state, local, or foreign law that remains unsatisfied.

(c) Pubco, the Company, and their respective Subsidiaries are, and since January 1, 2025, have been, in compliance with all Laws respecting labor and employment, including provisions thereof relating to fair employment practices, terms and conditions of employment, collective bargaining, unfair labor practices, reductions in force, equal employment opportunity, employment discrimination, harassment, civil rights, safety and health, disability, employee benefits, workers’ compensation, immigration, background checks, paid or unpaid leave, classification of employees and independent contractors, and wages and hours, except, in each case, as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) To the Knowledge of the Company, since January 1, 2025, no charges or complaints of sexual or other unlawful harassment based on sex, race, or any other prohibited characteristic have been made against any current officer of Pubco, the Company, or any of their respective Subsidiaries, except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.18 Taxes.

(a) all income Tax Returns and other material Tax Returns required to be filed by Pubco, the Company, or their respective Subsidiaries have been timely filed (taking into account extensions) and all such Tax Returns are true, correct and complete in all respects;

(b) all Taxes required to be paid (whether or not shown on any Tax Return) by Pubco, the Company, and their respective Subsidiaries have been duly paid;

(c) no Tax audit, examination or other proceeding with respect to Taxes of Pubco, the Company, or their respective Subsidiaries is pending or has been threatened;

(d) Pubco, the Company, and each of their respective Subsidiaries has complied in all respects with all applicable Laws relating to the collection and withholding of Taxes; and

32

(e) there are no assessments, deficiencies, adjustments or other claims with respect to Taxes that have been asserted or assessed against Pubco, the Company, or their respective Subsidiaries that have not been paid or otherwise resolved.

(f) None of Pubco, the Company, or any of their respective Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(g) None of Pubco, the Company, or any of their respective Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(h) There are no Liens with respect to Taxes on any of the assets of the Pubco, the Company, or their respective Subsidiaries, other than Permitted Liens.

(i) None of Pubco, the Company, or any of their respective Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor.

(j) Pubco, the Company, and their respective Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such amounts required to have been so paid over and complied with all applicable withholding and related reporting requirements with respect to such Taxes.

(k) The Company is not currently the beneficiary of any extension of time within which to file any Tax Return (excluding extensions granted automatically under applicable Law).

(l) No written and unresolved claim has been received by Pubco, the Company, or any of their respective Subsidiaries from a Governmental Authority in respect of Tax in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(m) None of Pubco, the Company, or any of their respective Subsidiaries is subject to income Tax in a jurisdiction outside the country of its organization.

(n) None of Pubco, the Company, or any of their respective Subsidiaries will be required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), or open transaction disposition made prior to the Closing outside the ordinary course of business, (ii) prepaid amount received or deferred revenue recognized prior to the Closing outside the ordinary course of business, (iii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) “closing agreements” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing other than in compliance with the terms of this Agreement, or (v) by reason an election pursuant to Section 1065(h) of the Code (or any similar provision of state, local or foreign Law).

33

(o) None of Pubco, the Company, or any of their respective Subsidiaries has made a request for an advance tax ruling or similar guidance that is in progress or pending with any Governmental Authority with respect to any Taxes.

(p) None of Pubco, the Company, or any of their respective Subsidiaries is a party to any Tax indemnification or Tax sharing or similar agreement (other than any such agreement solely between the Company and its existing Subsidiaries and customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes).

(q) Schedule 3.18(q) includes a list of the tax classifications and jurisdictions of Pubco, the Company, and their respective Subsidiaries.

(r) None of Pubco, the Company, or any of their respective Subsidiaries has taken any action that could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment, and to the Knowledge of the Company there are not any facts or circumstances that could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment.

(s) The Company has not (i) deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, and (ii) obtained or intends to seek to obtain, a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1202 of the CARES Act.

(t) The Company has properly complied with and duly accounted for all credits received under Sections 7001 through 7005 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act.

Section 3.19 Insurance. Schedule 3.19 sets forth a complete and accurate list, as of the date hereof, of each material insurance policy currently in effect to which Pubco, the Company, or any of their respective Subsidiaries is a party or express named insured (collectively, the “Insurance Policies”), together with a claims history for claims in excess of $100,000 since January 1, 2025. The Company has made available to Piermont true and accurate copies of each Insurance Policy. With respect to each such Insurance Policy, except as set forth on Schedule 3.18 and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Insurance Policy is valid, binding and in full force and effect and enforceable in accordance with its terms, except for the Insurance Policies that have expired under their terms in the ordinary course of business; (b) all premiums with respect thereto have been paid; (c) None of Pubco, the Company, or any of their resepctive Subsidiaries is in default under any such Insurance Policy; and (d) as of the date hereof, no written notice of cancellation or nonrenewal has been received by Pubco, the Company, or any of their respective Subsidiaries with respect to such Insurance Policy. No insurer has denied or disputed coverage of any material claim made by Pubco, the Company, or their resepctive Subsidiaries under any Insurance Policy within the last twelve (12) months. None of Pubco, the Company, or any of their resepctive Subsidiaries has any self-insurance or co-insurance programs.

Section 3.20 Real Property.

(a) Schedule 3.20(a) lists as of the date hereof: (i) all real property owned by Pubco, the Company, or their respective Subsidiaries (the “Owned Real Property”); and (ii) all other real property leased, subleased or licensed by Pubco, the Company, or any of their respective Subsidiaries, as the lessee, sublessee or licensee, with annual rent payments by any such lessee in excess of $200,000 (the “Leased Real Property”). Schedule 3.20(a) also identifies with respect to the Leased Real Property, each lease, sublease, license and any other Contract under which such Leased Real Property is occupied or used by Pubco, the Company, or any of their respective Subsidiaries, including the date of and legal name of each of the parties to such lease, sublease, license or other Contract, and each amendment, restatement, modification or supplement thereto (the “Real Property Leases”). The Company has delivered or made available to Piermont, complete, accurate and correct copies, in all material respects, of all Real Property Leases.

34

(b) The Company or its applicable Subsidiary, as applicable, has good and marketable fee simple title to the Owned Real Property, in each case free and clear of all Liens, except Permitted Liens. Except as would not reasonably be expected to have a material and adverse effect on Pubco, the Company, and their respective Subsidiaries, taken as a whole, none of Pubco, the Company, or any of their resepctive Subsidiaries has received written notice of any, and to the Knowledge of the Company, there is no, default under any restrictive covenants affecting the Owned Real Property.

(c) Except as would not reasonably be expected to have a Company Material Adverse Effect, Pubco, the Company, or their applicable respective Subsidiary has a valid, binding and enforceable leasehold, subleasehold or license interest (as applicable) in all Leased Real Property. All Real Property Leases under which Pubco, the Company, or any of their respective Subsidiaries is a lessee or sublessee are in full force and effect and are enforceable in accordance with their respective terms, subject to the Enforceability Exceptions, except as would not reasonably be expected to have a Company Material Adverse Effect. None of Pubco, the Company, or any of their respective Subsidiaries has received any written notice of any, and to the Knowledge of the Company there is no, default under any such Real Property Lease, except as would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has (i) exercised any termination rights with respect to any Real Property Lease, or (ii) received written notice from the landlord under any Real Property Lease indicating that the landlord has exercised a termination right with respect to such Real Property Lease.

(d) The interests of Pubco, the Company, and their respective Subsidiaries in the Real Property constitutes all interests in real property (i) currently used, occupied or held for use in any material respect in connection with the business of Pubco, the Company, and its respective Subsidiaries as presently conducted and (ii) necessary for the continued operation of the business of Pubco, the Company, and its respective Subsidiaries.

(e) There do not exist any actual or, to the Knowledge of the Company, threatened condemnation or eminent domain proceedings that affect any interests of Pubco, the Company, or any of their respective Subsidiaries in the Real Property or any part thereof, and none of Pubco, the Company, or any of their resepctive Subsidiaries have received any notice, oral or written, of the intention of any Governmental Authority or other Person to take or use any interest in the Real Property or any part thereof or interest therein. None of Pubco, the Company, or any of their resepctive Subsidiaries have received any currently outstanding and uncured written notice alleging that the Real Property is in violation of any applicable Laws in any material respect.

(f) None of Pubco, the Company, or any of their resepctive Subsidiaries is a party to any purchase option, right of first refusal or other contractual right or obligation to sell, assign or dispose of its interests in the Real Property.

Section 3.21 Intellectual Property and IT Security.

(a) Schedule 3.21(a) lists all Intellectual Property Registrations included in the Owned Intellectual Property as of the date of this Agreement. There is no Action pending, or, to the Knowledge of the Company, threatened in writing, challenging the validity, enforceability, ownership, registration, or use of any Intellectual Property Registrations.

35

(b) Except as set forth in Schedule 3.21(b), Pubco, the Company, or their respective applicable Subsidiary (i) is the sole, exclusive owner of all right, title, and interest in and to the Intellectual Property Registrations, and (ii) either owns or has the right to use all other Intellectual Property that is material to the conduct of their respective businesses as currently conducted, free and clear of any Liens other than Permitted Liens. All Persons who have participated in the creation or development of any material Intellectual Property for Pubco, the Company, and/or their respective Subsidiaries have executed and delivered to Pubco, the Company, or their respective Subsidiary, a written agreement (i) providing for the non-disclosure by such Person of any confidential information of Pubco, the Company, and their respective Subsidiaries and (ii) providing for the present assignment by such Person to Pubco, the Company, or their respective Subsidiary of any Intellectual Property arising out of such Person’s employment by, engagement by or contract with Pubco, the Company, or a Subsidiary, except where such Intellectual Property would vest in Pubco, the Company or a Subsidiary by operation of law. No Governmental Authority or academic institution owns any rights in or to any material Owned Intellectual Property.

(c) The execution, delivery and performance by the each of the Company Parties of this Agreement and the Transaction Agreements to which it is or will be a party and the consummation by the Company Parties of the transactions contemplated hereby and thereby will not result in the loss, termination or impairment of any right of any Company Party or any of its respective Subsidiaries in or to any Intellectual Property, except as would not be material to Pubco, the Company, and their respective Subsidiaries, taken as a whole.

(d) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of Pubco, the Company, and their respective Subsidiaries as currently conducted is not to the Company’s Knowledge infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any third party, and has not to the Company’s Knowledge infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any third party since January 1, 2025, (ii) to the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any material Intellectual Property and (iii) Pubco, the Company, and its respective Subsidiaries have not received from any Person any unresolved written notice since January 1, 2025 that Pubco, the Company, or any of their respective Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person.

(e) Pubco, the Company and their respective Subsidiaries have in place commercially reasonable measures to protect and maintain the confidentiality of any material trade secrets included in the Owned Intellectual Property. To the Knowledge of the Company, there has been no unauthorized access, use or disclosure of any such material trade secrets included in the Owned Intellectual Property.

(f) Pubco, the Company, and their respective Subsidiaries are in material compliance with all the terms and conditions of all licenses applicable to all Open Source Software used in any material software included in Owned Intellectual Property.

(g) Pubco, the Company, and their respective Subsidiaries have in place commercially reasonable measures to protect the confidentiality, integrity, availability and security of the IT Systems, and commercially reasonable back-up and disaster recovery procedures for the continued operation of their businesses in the event of a failure of the IT Systems. Pubco, the Company, and their respective Subsidiaries have used commercially reasonable efforts to prevent the introduction into the IT Systems, any malware, ransomware, disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that would permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of the IT Systems. The IT Systems have not suffered any critical failures, errors, breakdowns or other adverse events that have caused any material disruption in the operation of the business of Pubco, the Company, and their respective Subsidiaries since January 1, 2025. The IT Systems are in good working order in all material respects and are sufficient in all material respects for the existing needs of the business of Pubco, the Company, and their respective Subsidiaries.

36

(h) Pubco, the Company, and their respective Subsidiaries are in material compliance, and since January 1, 2025 have been in material compliance, with all applicable Data Protection Laws, the obligations under their Contracts, and their written privacy policies relating to Personal Data, including requirements regarding the collection, retention, storage, security, disclosure, transfer, disposal, use, or other processing of Personal Data. There is no Action pending, or to the Knowledge of the Company, threatened against Pubco, the Company or any of their respective Subsidiaries with respect to their collection, retention, storage, security, disclosure, transfer, disposal, use, or other processing of any Personal Data.

(i) Since January 1, 2025, to the Knowledge of the Company, Pubco, the Company, and their respective Subsidiaries have not suffered any material unauthorized or unlawful access, acquisition, exfiltration, manipulation, erasure, loss, use, or disclosure that compromised the confidentiality, integrity, availability or security of Personal Data or the IT Systems, or that triggered any reporting requirement under any breach notification Law. To the Knowledge of the Company, no service provider (in the course of providing services for or on behalf of Pubco, the Company, and their respective Subsidiaries) has suffered any security breach that has had a material adverse effect on the business of Pubco, the Company, and their respective Subsidiaries.

Section 3.22 Environmental Matters.

(a) Pubco, the Company, and their respective Subsidiaries are, and since January 1, 2025 have been, in compliance with all Environmental Laws, which includes and has included holding and complying with all Permits required under Environmental Laws, in each case except where such failure to be, or to have been, in compliance with such Environmental Laws or Permits as has not, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Since January 1, 2025, none of Pubco, the Company or their respective Subsidiaries has received any written notice from any Person regarding any actual or alleged violation of, or liability arising under, any Environmental Law, except for any such matter which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no Actions pending against or, to the Knowledge of the Company, threatened in writing against Pubco, the Company, or any of their respective Subsidiaries alleging, any violations of or liability under any Environmental Law.

(d) None of Pubco, the Company, or any of their respective Subsidiaries is subject to any Governmental Order relating to Pubco’s, the Company’s, or any of their respective Subsidiaries’ compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

37

(e) To the Knowledge of the Company, since January 1, 2025, none of Pubco, the Company, or any of their respective Subsidiaries has manufactured, distributed, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, or owned or operated any property or facility which is or was contaminated by, any Hazardous Materials, except, in each case, as would not reasonably be expected to give rise to any liability under any Environmental Laws that would have a Company Material Adverse Effect.

(f) None of Pubco, the Company, or any of their resepctive Subsidiaries has retained or assumed, by contract, any liabilities or obligations of any other Person arising under Environmental Law, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(g) To the Knowledge of the Company, there are no presently existing conditions, events or circumstances relating to the facilities, properties or operations of Pubco, the Company, or their respective Subsidiaries would reasonably be expected to prevent, hinder or limit continued compliance with Environmental Laws as in effect as of the date of this Agreement or give rise to liabilities under such Environmental Laws, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(h) Pubco, the Company, and their respective Subsidiaries have made available to Piermont all environmental audits, assessments, studies or reports materially bearing on Pubco’s, the Company’s, and their respective Subsidiaries’ compliance with or liability under Environmental Laws, in each case, which are in their possession or under their reasonable control.

Section 3.23 Brokers’ Fees. Other than as set forth on Schedule 3.23, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the Transactions based upon arrangements made by or on behalf of the Company, any of its Subsidiaries or any of their Affiliates.

Section 3.24 Related Party Transactions. Except for the Contracts set forth on Schedule 3.24 or Contracts that will be terminated prior to Closing without any liability to Pubco, the Company, or their respective Subsidiaries continuing following the Closing, there are no Affiliate Agreements.

Section 3.25 International Trade; Anti-Corruption.

(a) Pubco, the Company, and their respective Subsidiaries are and since January 1, 2025, have been in compliance in all material respects with all applicable Sanctions Laws and Trade Control Laws. None of Pubco, the Company, or any of their respective Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, employees, agents or other third-party representatives acting on behalf of Pubco, the Company, or any of their respective Subsidiaries, is currently, or has been at any time since January 1, 2025: (i) a Sanctioned Person, (ii) engaged, directly or indirectly, in any dealings or transactions on behalf of, with, or otherwise involving any Sanctioned Person in violation of Sanctions Laws, or (iii) otherwise engaged, directly or indirectly, in any dealings or transactions in violation of applicable Sanctions Laws or Trade Control Laws. None of Pubco, the Company, or any of their respective Subsidiaries (y) has assets, operations or business dealings located in, or otherwise directly or indirectly derives revenue from investments, activities, or transactions in or with any Sanctioned Country, or (z) directly or indirectly derives revenues from investments, activities or transactions in or with, any Sanctioned Person. Since January 1, 2025, none of Pubco, the Company, or any of its respective Subsidiaries has exported, reexported, or transferred (in-country) any products, services, technology, technical data, or any other item for which a license, approval, license exception, registration, or similar authorization is or was required under applicable Trade Control Laws or Sanctions Laws or, to the Knowledge of the Company, by any other Governmental Authority.

38

(b) Pubco, the Company, and their respective Subsidiaries are and since January 1, 2025 have been in compliance in all material respects with all Anti-Corruption Laws. None of Pubco, the Company, pr any of their respective Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, employees, agents or other third-party representatives acting on behalf of Pubco, the Company, or any of their respective Subsidiaries, has since January 1, 2025 (i) made any unlawful payment or unlawfully given, offered, promised, or authorized or agreed to give, solicited, or received, any money or thing of value, directly or indirectly, to or from any Government Official, any political party or official thereof or any candidate for political office; any member of any Governmental Authority, any private individual or commercial entity (including employees, agents, directors and officers of such commercial entity), or any other Person in any such case while knowing that all or a portion of such money or thing of value may be given, offered, promised, or authorized or agreed to be given, solicited, or received, directly or indirectly, to any Person or member of any Governmental Authority or any candidate for political office for the purpose of any of the following: (x) influencing any action or decision of such Person, in such Person’s official or commercial capacity, including a decision to fail to perform such Person’s official or commercial function, (y) inducing such Person to use such Person’s influence with any Governmental Authority, private individual or commercial entity to affect or influence any act or decision of such Governmental Authority, private individual or commercial entity to assist Pubco, the Company, or any of their respective Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person, or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company or any of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person, or (ii) otherwise violated any Anti-Corruption Laws. Pubco, the Company, and their respective Subsidiaries have maintained accurate books and records, practices and internal controls in compliance with Anti-Corruption Laws and have had in place practices and internal controls reasonably designed to ensure that receipts and expenses were accurately recorded and were based on accurate and sufficient supporting documentation.

(c) From January 1, 2025 through the date hereof, (i) there has been no Action pending or, to the Knowledge of the Company, threatened, against Pubco, the Company, or any of their respective Subsidiaries, or, to the Knowledge of the Company, any of their respective officers, directors, employees or agents, that relates to an actual or potential violation of Sanctions Laws, Trade Control Laws, or Anti-Corruption Laws; and (ii) none of Pubco, the Company, or any of their respective Subsidiaries has received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; conducted any internal investigation or audit concerning, or has any Knowledge of any actual or potential violation or wrongdoing by Pubco, the Company, their respective Subsidiaries, or any of their respective officers, directors, employees or agents, in each case of this Section 3.25(c) related to Trade Control Laws, Sanctions Laws, or Anti-Corruption Laws. Pubco, the Company, and their respective Subsidiaries have instituted and, at all times since inception, maintained and enforced policies, procedures and internal controls reasonably designed to promote compliance by Pubco, the Company, their respective Subsidiaries, and their respective officers, directors, employees, and agents, with Anti-Corruption Laws, Sanctions Laws, and Trade Control Laws.

Section 3.26 Top Customers and Top Suppliers.

(a) Schedule 3.26(a) sets forth a true, correct and complete list of the names of the top ten (10) customers by dollar sales volume paid by such customers to the Company and its Subsidiaries for the year ended December 31, 2024 (each, a “Top Customer”). None of the Top Customers has (i) terminated or given written notice to the Company or any of its Subsidiaries expressly stating its intention to terminate its relationship with the Company or any of its Subsidiaries, (ii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, it plans to reduce substantially the quantity of products or services that it purchases from the Company or any of its Subsidiaries or (iii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, it desires to renegotiate its Contract with the Company or any of its Subsidiaries or the terms on which the Company or any of its Subsidiaries provides services to such Top Customer. Pubco has no direct customers.

39

(b) Schedule 3.26(b) sets forth a true, correct and complete list of the names of the top ten (10) suppliers by dollar sales volume paid by the Company and its Subsidiaries to such supplier for the year ended December 31, 2024 (each, a “Top Supplier”). None of the Top Suppliers has (i) terminated or given written notice to the Company or any of its Subsidiaries expressly stating its intention to terminate its relationship with the Company or any of its Subsidiaries, (ii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, it plans to reduce substantially the quantity of products or services that it provides to the Company or any of its Subsidiaries or (iii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, that it desires to renegotiate its Contract with the Company or any of its Subsidiaries or the terms on which the Company or any of its Subsidiaries receives services or products from such Top Supplier. Pubco has no direct suppliers.

Section 3.27 Acquisitions and Acquisition Contracts. Since January 1, 2025, no written dispute, demand, claim (including any claim for indemnification) or other Action has been made in writing or initiated in writing or threatened in writing by or against Pubco, the Company, or any of their respective Subsidiaries, under any Contract to which the Company or its Subsidiaries are parties that relates to any acquisition (whether by merger, sale of stock, sale of assets or otherwise) by Pubco, the Company, or any of their respective Subsidiaries of a business, business unit or Person (each, an “Acquisition”) (an “Acquisition Contract”). As of the date hereof, except as set forth in Schedule 3.27, there are no “earn-outs,” contingent payment obligations or other similar obligations of Pubco, the Company, or any of their respective Subsidiaries in respect of any Acquisition under any Acquisition Contract.

Section 3.28 Personal Property. Pubco, the Company, and their respective Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in or right to use, all material personal property and other material property and assets owned, used or held for use by Pubco, the Company, and their respective Subsidiaries in connection with the business of Pubco, the Company, and/or their respective Subsidiaries or reflected in the Financial Statements (the “Personal Property”), other than Personal Property disposed of in the ordinary course of business after January 1, 2025, in each case free and clear of all Liens, except for Permitted Liens. The Permitted Liens would not reasonably be expected, individually or in the aggregate, to materially adversely affect or interfere with the current use or operation of the Personal Property.

Section 3.29 Condition of Assets. The Real Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are to the Company’s Knowledge in good condition, order and repair in all material respects; there exists no structural or other material defects or damages to the Real Property, whether latent or otherwise. The tangible Personal Property has been maintained in the ordinary course of business, is in good operating condition, subject to normal wear and tear, and is suitable for the purposes for which it is currently used.

40

Section 3.30 Restrictions on Business Activities. Except as disclosed in Schedule 3.30, there is no agreement, commitment, judgment, injunction, order or decree binding upon Pubco, the Company, or any of their respective Subsidiaries or its or their assets or to which Pubco, Company, or any of their resepctive Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Pubco, the Company, or any of their respective Subsidiaries, any acquisition of property by Pubco Company, or any of their respective Subsidiaries or the conduct of business by Pubco, the Company, or any of their respective Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Company Material Adverse Effect.

Section 3.31 Certain Provided Information. The information relating to Pubco, the Company, and their respective Subsidiaries supplied or to be supplied by the Company or its Affiliates or Representatives for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement or any amendment or supplement thereto is first distributed to the holders of Piermont Ordinary Shares or at the time of the Special Meeting (as defined below), contain any statement which at the time and in the light of the circumstances under which it is made is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not false or misleading.

Section 3.32 Stock Issued in Transactions. When shares of Pubco Class A Common Stock are issued as Merger Consideration or Earn Out Consideration as contemplated by this Agreement, such shares of will be duly authorized, validly issued and non-assessable, and will be received by the Piermont Shareholders or Pre-Closing Company Stockholders, as applicable, to whom they are issued free and clear of all Liens or restrictions on transfer, other than (a) restrictions on transfer imposed by this Agreement, the Certificate of Incorporation and the Lockup Agreements, and (b) restrictions on transfer imposed by applicable Securities Laws.

Section 3.33 No Other Representations. Except as provided in this ARTICLE III (as modified by the Schedules), none of Pubco, the Company, or any Company Stockholder, or their respective representatives, or any other Person has made or is making any representation or warranty whatsoever in respect of Pubco, the Company, their respective Subsidiaries, or any Company Stockholder. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, none of Pubco, the Company, or any Company Stockholder or any of their respective representatives or any other Person has made or makes any representation or warranty, whether express or implied, with respect to any projections, forecasts or estimates or budgets made available to Piermont, its Affiliates or any of their respective representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Pubco or the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Piermont, its Affiliates or any of their respective representatives, and that any such representations or warranties are expressly disclaimed.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PIERMONT PARTIES

Except as set forth in the Schedules to this Agreement or in the SEC Reports filed or furnished by Piermont prior to the date of this Agreement, Piermont represents and warrants to Pubco and the Company as follows:

41

Section 4.1 Corporate Organization. The Piermont is duly incorporated and is validly existing under the laws of the Cayman Islands. Piermont has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Piermont has made available to the Company true and correct copies of each of the Piermont organizational documents as in effect as of the date hereof. Piermont is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents. Piermont is duly licensed, registered or qualified and in good standing (or the equivalent thereof) as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed, registered or qualified.

Section 4.2 Subsidiaries. Piermont has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any capital stock or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.

Section 4.3 Due Authorization.

(a) Piermont has all requisite corporate or limited lability company power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized and approved by the board of directors of Piermont and no other corporate or equivalent proceeding on the part of Piermont is necessary to authorize this Agreement or such other Transaction Agreements or Piermont’s performance hereunder or thereunder (except that obtaining the Required Piermont Shareholder Approval is a condition to the consummation of the Mergers). This Agreement has been, and each such other Transaction Agreement to which Piermont will be party will be, duly and validly executed and delivered by Piermont and, assuming due authorization and execution by each other Party hereto and thereto (other than Piermont), this Agreement constitutes, and each such other Transaction Agreement to which Piermont will be party, will constitute a legal, valid and binding obligation of Piermont, enforceable against Piermont in accordance with its terms, subject to the Enforceability Exceptions. The minute books of Piermont contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of Equity Securities. Copies of such records of Piermont have been heretofore made available to the Company or its counsel.

(b) At a meeting duly called and held, the board of directors of Piermont has unanimously: (i) determined that this Agreement and the Transactions are fair to and in the best interests of Piermont Shareholders, (ii) determined that the fair market value of the Company is equal to at least 80% (eighty percent) of the amount held in the Trust Account (less taxes payable on interest earned) as of the date hereof, (iii) approved the Transactions as a Business Combination and (iv) resolved to recommend to Piermont shareholders’ approval of each of the Piermont Shareholder Matters.

Section 4.4 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.6, and subject to obtaining the Required Piermont Shareholder Approval, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which Piermont (or its prescribed shareholders or warrantholders) is or will be a party by Piermont, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Piermont Organizational Document, (b) conflict with or result in any violation of any provision of any Law or Governmental Order binding on or applicable to Piermont, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Piermont is a party, or (d) result in the creation of any Lien upon any of the properties or assets of the Piermont (including the Trust Account), except in the case of each of clauses (b) through (d) as would not reasonably be expected to have, individually or in the aggregate, a Piermont Material Adverse Effect.

42

Section 4.5 Compliance. Piermont has complied and is in compliance with all Law applicable to the conduct of its business, or the ownership or operation of its business. No written notice of non-compliance with any material Law has been received by Piermont, and Piermont has no Knowledge of any such notice related to Piermont delivered to any other Person.

Section 4.6 Litigation and Proceedings. There has been no pending or, to the Knowledge of Piermont, threatened (in writing) Actions by or against Piermont that, if adversely decided or resolved, had, individually or in the aggregate, a Piermont Material Adverse Effect. There is no Governmental Order imposed upon Piermont that has had, individually or in the aggregate, a Piermont Material Adverse Effect. Piermont is not a party to any settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that has had, individually or in the aggregate, a Piermont Material Adverse Effect.

Section 4.7 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company Parties contained in this Agreement, no action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent, waiver or authorization from any Governmental Authority is required on the part of Piermont with respect to Piermont’s execution, delivery and performance of this Agreement and the Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, except for (a) obtaining the consents of, or submitting notifications, filings, notices or other submissions to, the Governmental Authorities listed on Schedule 4.7, (b) the filing with the SEC of (i) the Proxy Statement (and the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act or, in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC) and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby, (c) the filing of the Reorganization Certificate of Merger in accordance with the Companies Act and (d) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Piermont Material Adverse Effect.

Section 4.8 Financial Statements.

(a) Attached as Schedule 4.8(a) hereto are copies of the audited consolidated balance sheets of Piermont and its Subsidiaries as of March 31, 2025 and 2024, and the unaudited balance sheets of Piermont and its Subsidiaries as of December 31, 2025 and 2024, and the related audited and unaudited consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for the years then ended, together with the auditor’s reports thereon (the “Piermont Financial Statements”).

43

(b) The Piermont Financial Statements present fairly, in all material respects, the consolidated financial position, cash flows, income, changes in equity and results of operations of Piermont and its Subsidiaries as of the dates and for the periods indicated in such Piermont Financial Statements in conformity with GAAP during the periods involved (except as otherwise indicated in such statements) and were derived from, the books and records of Piermont and its Subsidiaries.

(c) Piermont and its Subsidiaries have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Piermont’s and its Subsidiaries’ assets. Piermont has engaged an auditing firm that has at all required times since the date of enactment of the Sarbanes-Oxley Act been (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (y) “independent” with respect to Piermont and each of its Subsidiaries within the meaning of Regulation S-X under the Exchange Act, and (z) in compliance with subsections (g) through (l) of Section 11A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

Section 4.9 Trust Account.

(a) As of December 31, 2025, there was approximately $2.44 million held in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trustee”), pursuant to the Trust Agreement. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Piermont Organizational Documents and Piermont’s final prospectus dated November 30, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Piermont has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement and the Trust Account, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending, or to the Knowledge of Piermont, threatened with respect to the Trust Account or the funds contained therein. Piermont has not released any money from the Trust Account (other than as permitted by the Trust Agreement). At the Effective Time, the obligations of Piermont to dissolve or liquidate pursuant to the Piermont Organizational Documents shall terminate, and, as of the Effective Time, Piermont shall have no obligation whatsoever pursuant to the Piermont Organizational Documents to dissolve and liquidate the assets of Piermont by reason of the Transactions. From and after the Effective Time, no shareholder of Piermont shall be entitled to receive any amount from, or any amount previously held in, the Trust Account except to the extent such shareholder shall have elected to tender its Piermont Class A Ordinary Shares for redemption pursuant to the Piermont Shareholder Redemption prior to such time. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Piermont and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or otherwise modified, in any respect, and, to the Knowledge of Piermont, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated or anticipated. There are no side letters or other Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SEC Reports to be inaccurate or (ii) entitle any Person (other than shareholders of Piermont who shall have elected to redeem their Piermont Class A Ordinary Shares pursuant to the Piermont Shareholder Redemption or the underwriters of Piermont’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account.

44

(b) As of the date hereof, Piermont has no reason to believe or Knowledge that any of the conditions to the use of funds in the Trust Account may not be satisfied or funds available in the Trust Account will not be available to Piermont on the Closing Date. As of the date hereof, Piermont does not have any Contract, arrangement or understanding to enter into or incur, any Contract or other obligations with respect to or under any Indebtedness.

Section 4.10 Real Property; Personal Property. Piermont does not own or lease any real property or personal property.

Section 4.11 Intellectual Property. Piermont does not own, license, or otherwise have any right, title or interest in any Intellectual Property. Piermont has not infringed upon the Intellectual Property rights of any other Person.

Section 4.12 Brokers’ Fees. Other than as set forth on Schedule 4.11, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the transactions contemplated by this Agreement or any other potential Business Combination transaction considered or engaged in by or on behalf of Piermont based upon arrangements made by Piermont or any of its Affiliates or otherwise in respect of which Piermont or any of its Affiliates may have any liability or obligation.

Section 4.13 SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) Except as set forth on Schedule 4.12(a), Piermont has filed or furnished in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC (collectively, including any statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC subsequent to the date of this Agreement, each as it has been amended since the time of its filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes as permitted by Form 10-Q of the SEC) in all material respects the financial position of Piermont as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. No Piermont Party has any material off-balance sheet arrangements that are not disclosed in the SEC Reports.

45

(b) Piermont has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Piermont is made known to Piermont’s principal executive officer and its principal financial officer. To the Knowledge of Piermont, such disclosure controls and procedures are effective in timely alerting Piermont’s principal executive officer and principal financial officer to material information required to be included in Piermont’s financial statements included in Piermont’s periodic reports required under the Exchange Act.

(c) Piermont has established and maintains systems of internal accounting controls that are designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Piermont’s assets. Piermont maintains books and records of Piermont and its Subsidiaries in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Piermont in all material respects.

(d) Piermont has not identified or been made aware of any, and to the Knowledge of Piermont, there is no (i) “significant deficiency” in the internal controls over financial reporting of Piermont, (ii) “material weakness” in the internal controls over financial reporting of Piermont or (iii) fraud, whether or not material, that involves management or other employees of Piermont who have a significant role in the internal controls over financial reporting of Piermont.

(e) To the Knowledge of Piermont, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the Knowledge of Piermont, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(f) Each director and executive officer of Piermont has filed with the SEC all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(g) There are no outstanding loans or other extensions of credit made by Piermont to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Piermont.

(h) Piermont was formed solely for the purpose of engaging in the Transactions, has not conducted, and prior to the Closing will not conduct, any business and has no, and prior to the Closing will have no, assets, liabilities or obligations of any nature other than, in each case, those incidental to its formation and pursuant to this Agreement and any other Transaction Agreements to which it is a party, as applicable, and the other transactions contemplated by this Agreement and such Transaction Agreements, as applicable.

Section 4.14 Business Activities.

(a) Piermont was formed for the purpose of going public, searching for a suitable target and effecting a Business Combination with one or more businesses or entities. It completed the Piermont IPO in December 2021. Piermont has never conducted any operations and has never engaged in any business activities except raising funds through sales of securities, causing its securities to be listed on The Nasdaq Stock Market (“Nasdaq”) (and obtaining quotation on OTC after same was delisted), complying with applicable regulatory requirements of the SEC, Nasdaq, and the Cayman Islands, and seeking to find a company or companies with which to complete an initial business combination and negotiating the terms of the Transactions. Except as set forth in the Piermont Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Piermont or to which Piermont is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Piermont or any acquisition of property by Piermont or the conduct of business by Piermont as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which would not reasonably be expected to have a Piermont Material Adverse Effect.

46

(b) Piermont does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Piermont has no interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) Except for this Agreement and the other Transaction Agreements or as set forth on Schedule 4.13(c), Piermont is not, and at no time has been, party to any Contract with any Person that would require payments by Piermont after the date hereof in excess of $100,000 in the aggregate.

(d) As of the date hereof, Piermont has no liabilities or obligations, except for liabilities or obligations (i) reflected or reserved for on Piermont’s balance sheet as of December 31, 2025 or disclosed in the notes thereto, (ii) that have arisen since the date of Piermont’s balance sheet as of December 31, 2025 in the ordinary course of the operation of business of Piermont, disclosed in the Schedules, included as set forth on Schedule 4.13(c) and as set forth on Schedule 4.13(d) or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions, including with respect to professional fees for legal and accounting advisors incurred by Piermont in connection with the Transactions.

Section 4.15 Tax Matters.

(a) all Tax Returns required to be filed by Piermont and its subsidiaries have been filed (taking into account extensions) and all such Tax Returns are true, correct and complete in all respects;

(b) all Taxes required to be paid (whether or not shown on any Tax Return) by Piermont and its subsidiaries have been duly paid;

(c) no Tax audit, examination or other proceeding with respect to Taxes of Piermont is pending or has been threatened;

(d) Piermont has complied in all respects with all applicable Laws relating to the collection and withholding of Taxes; and

(e) there are no assessments, deficiencies, adjustments or other claims with respect to Taxes that have been asserted or assessed against Piermont that have not been paid or otherwise resolved.

(f) Piermont has never constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(g) Piermont has never been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

47

(h) There are no Liens with respect to Taxes on any of the assets of Piermont, other than Permitted Liens.

(i) Piermont has no liability for the Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor.

(j) Piermont has withheld from amounts owing to any employee, creditor or other Person all Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such amounts required to have been so paid over and complied in all respects with all material applicable withholding and related reporting requirements with respect to such Taxes.

(k) Piermont is not currently the beneficiary of any extension of time within which to file any Tax Return (excluding extensions granted automatically under applicable Law).

(l) No written and unresolved claim has been received by Piermont or any of its subsidiaries from a Governmental Authority in respect of Tax in a jurisdiction where Piermont does not file Tax Returns that Piermont is or may be subject to taxation by that jurisdiction.

(m) Neither the Piermont nor any of its subsidiaries is subject to income Tax in a jurisdiction outside the country of its organization.

(n) Neither Piermont nor any of its subsidiaries will be required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), or open transaction disposition made prior to the Closing outside the ordinary course of business, (ii) prepaid amount received or deferred revenue recognized prior to the Closing outside the ordinary course of business, (iii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) “closing agreements” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing other than in compliance with the terms of this Agreement, or (v) by reason an election pursuant to Section 1065(h) of the Code (or any similar provision of state, local or foreign Law).

(o) Piermont has never made a request for an advance tax ruling or similar guidance that is in progress or pending with any Governmental Authority with respect to any Taxes.

(p) Piermont has never taken any action that could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment, and to the Knowledge of Piermont there are not any facts or circumstances that could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment.

(q) Piermont is not subject to any Tax sharing, allocation or similar agreement (other than such Agreements that have been disclosed in public filings with respect to Piermont or that are customary commercial contracts not primarily related to Taxes and entered into with persons who are not Affiliates of, or direct or indirect equity holders in, the Sponsor).

Section 4.16 Employees; Employee Benefit Plans.

(a) Other than any officers or as described in the Piermont SEC Reports, Piermont has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Piermont’s officers and directors in connection with activities on Piermont’s behalf in an aggregate amount not in excess of the amount of cash held by Piermont outside of the Trust Account, Piermont has no unsatisfied material liabilities with respect to any employee.

48

(b) Other than as contemplated by this Agreement, Piermont does not currently, and does not plan or have any commitment to, maintain, sponsor, contribute to or have any direct liability under any benefit plan.

Section 4.17 Contracts. Schedule 4.16 sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Piermont is a party, other than any such material contract previously filed with the SEC.

Section 4.18 Capitalization.

(a) The authorized capital stock of Piermont consists of 555,000,000 shares of capital stock, comprised of (i) 500,000,000 Piermont Class A Ordinary Shares, (ii) 50,000,000 Piermont Class B Ordinary Shares and (iii) 5,000,000 shares of Piermont Preferred Shares. Schedule 4.17(a)(i) sets forth the total number and amount of all of the issued and outstanding Piermont Ordinary Shares (including Piermont Warrants), and further sets forth the amount and type of Piermont Equity Securities owned or held by the Insiders and their Affiliates. No Piermont Preferred Shares have been issued or are outstanding. All of the issued and outstanding shares of Piermont Ordinary Shares (A) have been duly authorized and validly issued and are fully paid and non-assessable, (B) were issued in full compliance with applicable Law and (C) were not issued in breach or violation of any preemptive rights or Contract.

(b) Except as set forth on Schedule 4.17(a)(i), there are no Equity Securities of Piermont authorized, reserved, issued or outstanding. Except as disclosed in Schedule 4.17(a)(i) or the Piermont Organizational Documents, there are no outstanding obligations of Piermont to repurchase, redeem or otherwise acquire any Equity Securities of Piermont. There are no outstanding bonds, debentures, notes or other Indebtedness of Piermont having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Piermont’s shareholders may vote. Except as disclosed in Schedule 4.17(a)(i), Piermont is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to any Equity Securities of Piermont.

(c) Piermont does not own any Equity Securities in any other Person other than Equity Securities of Piermont owned by Piermont or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any Equity Securities, or any securities or obligations exercisable or exchangeable for or convertible into Equity Securities of such Person.

Section 4.19 OTC Listing. The issued and outstanding units of Piermont (each such unit comprised of one Piermont Class A Ordinary Share and one-half of one Piermont Warrant), and the underlying Piermont Class A Ordinary Shares and Piermont Warrants, are registered pursuant to Section 12(b) of the Exchange Act and are currently quoted on the OTCPK under the symbols “CMCAU,” “CMCAF,” and “CMCAW,” respectively. There is no Action pending or, to the Knowledge of Piermont, threatened against Piermont by the OTC, the SEC, or any national exchange with respect to any intention by such entity to deregister the foregoing securities. None of Piermont or its Affiliates has taken any action in an attempt to terminate the registration of the Piermont Class A Ordinary Shares or Piermont Warrants under the Exchange Act. Piermont has not received any notice from the OTC, the SEC regarding or any national exchange regarding the revocation of such listing or otherwise regarding the delisting of the Piermont Class A Ordinary Shares or Piermont Warrants and to the knowledge of Piermont, there are no circumstances that would reasonably give rise to Nasdaq refusing to list the Pubco Class A Common Stock following the Mergers assuming Pubco meets all required quantitative and qualitive listing standards of Nasdaq.

49

Section 4.20 Related Party Transactions. Except as expressly set forth in the SEC Reports and the Subscription Agreements, there are no Contracts, transactions, arrangements or understandings between Piermont or its Affiliates, on the one hand, and Sponsor, any Affiliate of Sponsor or any director, officer, employee, shareholder, warrant holder or Affiliate of Piermont, on the other hand.

Section 4.21 Investment Company Act; JOBS Act. Piermont is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case, within the meaning of the Investment Company Act of 1940, as amended. Piermont constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.22 Absence of Changes. Since December 31, 2025, (a) there has not been any event or occurrence that has had, individually or in the aggregate, a Piermont Material Adverse Effect and (b) Piermont has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 4.23 Restrictions on Business Activities. Except as disclosed in Schedule 4.22, there is no agreement, commitment, judgment, injunction, order or decree binding upon Piermont or its assets or to which Piermont is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Piermont, any acquisition of property by Piermont or the conduct of business by Piermont as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Piermont Material Adverse Effect.

Section 4.24 Certain Provided Information. The information relating to Piermont supplied or to be supplied by the Piermont or its Affiliates or Representatives for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement, or any amendment or supplement thereto, is first distributed to the holders of Piermont Ordinary Shares or at the time of the Special Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading.

Section 4.25 No Other Representations. Except as provided in this ARTICLE IV (as modified by the Schedules), neither Piermont nor any of its representatives, nor any other Person has made, or is making, any representation or warranty whatsoever in respect of Piermont.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.1 Conduct of Business.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause Pubco and its Subsidiaries (including the Merger Subs) to, except as expressly contemplated by this Agreement or as consented to in writing by Piermont (such consent not to be unreasonably withheld, conditioned or delayed), use commercially reasonable efforts to (i) conduct and operate its business in the ordinary course of business consistent with past practices, (ii) preserve intact the current business organization of Pubco, the Company, and their respective Subsidiaries and (iii) preserve its relationships with Governmental Authorities, material suppliers, customers, vendors, lessors and other Persons having material business relationships with Pubco, the Company, and their respective Subsidiaries. Without limiting the generality of the foregoing, except as contemplated by this Agreement, as set forth on Schedule 5.1 or as consented to by Piermont in writing, or as required by applicable Law, the Company shall not, and the Company shall cause Pubco and its Subsidiaries (including the Merger Subs) not to, during the Interim Period:

50

(b) change or amend its certificate of formation, certificate of incorporation, bylaws, limited liability company agreement or other organizational documents;

(c) make, declare, set aside, establish a record date for or pay any dividend, return of capital or other distribution of profits or assets (whether in cash, stock or property or other combination thereof), other than any dividends, return of capital or other distributions from any wholly-owned Subsidiary of the Company or Pubco either to Pubco or the Company or any other wholly-owned Subsidiaries of Pubco or the Company;

(d) enter into a Contract that would be a Specified Contract if entered into prior to the date hereof, or modify, amend, terminate or waive any material right under any Specified Contract or any Real Property Lease, in each case other than in the ordinary course of business consistent with past practice;

(e) except in the ordinary course of business, sell, transfer, convey, lease or license any Owned Real Property;

(f) authorize for issuance, issue, deliver, sell, transfer, pledge or dispose of or otherwise place or suffer to exist any Lien (other than a Permitted Lien) on, any Equity Securities of Pubco, the Company, or any of their respective Subsidiaries;

(g) sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, subject to, grant or suffer to exist any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties (including material Intellectual Property), other than (i) the sale or license of goods and services to customers in the ordinary course of business, (ii) the sale or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete or otherwise warranted in the ordinary course of business, (iii) grants of non-exclusive licenses of Intellectual Property to customers in the ordinary course of business, or (iv) transactions among Pubco, the Company, and their respective wholly-owned Subsidiaries or among such wholly-owned Subsidiaries;

(h) settle or compromise any pending or threatened Action, waive any material claims or rights, or enter into any consent decree or settlement agreement with any Governmental Authority against or affecting any of Pubco, the Company, or their respective Subsidiaries or any assets of Pubco, the Company, or their respective Subsidiaries, other than settlements where the amount paid in settlement or compromise does not exceed $150,000 individually or $300,000 in the aggregate;

(i) Except as otherwise required by the terms of any existing Company Benefit Plans as in effect on the date hereof, (i) increase the compensation or benefits of any current or former officer or director of Pubco, the Company, or their respective Subsidiaries, (ii) pay or promise to pay, fund or promise to fund any new, enter into or make any grant of any retirement or pension, severance, change in control, transaction bonus, equity or equity-based, retention or termination or similar payment or arrangement to any current or former employees, officers, directors, consultants or independent contractors of Pubco, the Company, or their respective Subsidiaries, (iii) establish any trust or take any action to accelerate any payments or benefits, or accelerate the vesting, the time of payment or the funding, or secure the funding of any payments or benefits, payable or to become payable to any current or former employees, officers, directors, consultants or independent contractors of Pubco, the Company, or their respective Subsidiaries, or (iv) make any change in the key management structure of Pubco, the Company, or their respective Subsidiaries, including the hiring of additional officers or the termination of any employees at the level of director or above or with an annual base salary of $180,000 or above, other than terminations for cause or due to death or disability;

51

(j) make any loans or advance any money or other property to any Person, except (i) prepayments and deposits paid to suppliers of Pubco, the Company, or any of their respective Subsidiaries in the ordinary course of business, (ii) trade credit extended to customers of Pubco, the Company, or any of their respective Subsidiaries in the ordinary course of business, (iii) advances or other payments among Pubco, the Company, and their respective Subsidiaries and (D) advances in the ordinary course of business of Pubco, the Company, or their respective Subsidiaries and consistent with past practice to employees, officers or directors of Pubco, the Company, or any of their respective Subsidiaries for out-of-pocket expenses;

(k) redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or acquire, any Equity Securities of Pubco, the Company or any of their respective Subsidiaries other than transactions solely between Pubco, the Company, and/or their respective wholly-owned Subsidiaries or solely between such wholly-owned Subsidiaries or transactions to purchase Equity Securities from service providers who have terminated employment for no more than the lesser of cost or fair market value;

(l) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any Equity Securities of Pubco, the Company, or any of their respective Subsidiaries;

(m) make any change in accounting principles or methods of financial accounting affecting the reported consolidated assets, liabilities or results of operations of Pubco, the Company, and their respective Subsidiaries, other than as may be required by GAAP or applicable Law;

(n) (i) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of or a controlling equity interest in, any corporation, partnership, association, joint venture or other business organization or division thereof, (ii) make any acquisition of any assets, business, Equity Securities or other properties in excess of $500,000 individually or $2,000,000 in the aggregate, other than in the ordinary course of business, or (iii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Pubco, the Company, or their respective Subsidiaries;

(o) make, change or revoke any Tax election, change or revoke any accounting method with respect to Taxes, file any Tax Return in a manner inconsistent with past practice, settle or compromise any Tax claim or Tax liability, enter into any closing agreement with respect to any Tax, or surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim, action or assessment;

(p) take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment;

(q) other than draws under Pubco’s, the Company’s, or their respective Subsidiaries’ credit facilities, and other than in the ordinary course of business and consistent with past practices, incur, create or assume any material Indebtedness;

(r) modify the terms of Pubco’s, the Company’s, or their respective Subsidiaries’ credit facilities in any respect that is material and adverse to Pubco or the Company;

(s) other than in the ordinary course of business consistent with past practice, enter into any agreement that materially restricts the ability of Pubco, the Company, or their respective Subsidiaries to engage or compete in any existing line of business, enter into any agreement that materially restricts the ability of Pubco, the Company, or their respective Subsidiaries to enter into a new line of business, or enter into any new line of business;

52

(t) make any capital expenditures that in the aggregate exceed $300,000;

(u) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;

(v) form any non-wholly-owned Subsidiary;

(w) enter into any commodities or currency hedging transaction, other than in the ordinary course of business consistent with past practices;

(x) waive any amount owed to any of Pubco, the Company, or any of their respective Subsidiaries by a customer or transfer any material assets to a customer, in each case, other than in the ordinary course of business;

(y) enter into any Contract between or among a Stockholder Related Party and Pubco, the Company, or their respective Subsidiaries;

(z) fail to use commercially reasonable efforts to maintain the Insurance Policies in accordance with their respective terms (other than to replace existing policies with substantially comparable policies);

(aa) modify, amend or otherwise change the terms of any borrowing between a Stockholder Related Party and Pubco, the Company, or their respective Subsidiaries;

(bb) authorize, agree or enter into any Contract to do any action prohibited under Section 5.1(a) through (bb).

Notwithstanding anything to the contrary contained herein (including this Section 5.1), nothing in this Section 5.1 is intended to give Piermont or any of their respective Affiliates, directly or indirectly, the right to control or direct the business or operations of Pubco, the Company, or their respective Subsidiaries prior to the Closing, and prior to the Closing, Pubco, the Company, and their respective Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses and operations.

Section 5.2 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Pubco, the Company, or any of their respective Subsidiaries by third parties that may be in a Company Party’s possession from time to time, and except for any information which (x) is prohibited from being disclosed by applicable Law or (y) on the advice of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure, the Company shall, and shall cause Pubco and its Subsidiaries to, afford to Piermont and its Representatives reasonable access during the Interim Period, and with reasonable advance notice, in such manner as to not interfere unreasonably with the normal operation of Pubco, the Company, and their respective Subsidiaries and so long as reasonably feasible or permissible under applicable Law, to the properties, facilities, books, Tax Returns, records and appropriate officers and employees of Pubco, the Company, and their respective Subsidiaries, and shall use its reasonable best efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Pubco, the Company, and their respective Subsidiaries that are in the possession of a Company Party, in each case, as Piermont and its Representatives may reasonably request; provided that such access shall not include any invasive or intrusive investigations or testing, sampling or analysis of any properties, facilities or equipment of Pubco, the Company, or their respective Subsidiaries. The Parties shall use reasonable best efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Piermont and its Representatives under this Agreement shall be subject to the Confidentiality Agreement.

53

Section 5.3 No Claim Against the Trust Account. The Company acknowledges that it has read Piermont’s final prospectus, dated November 30, 2021, the other SEC Reports and the Piermont Organizational Documents and understands that Piermont has established the Trust Account described therein for the benefit of Piermont’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company further acknowledges that, if the Transactions, or, in the event of a termination of this Agreement, another Business Combination, are not consummated by March 3, 2026 or such later date as approved by the shareholders of Piermont to complete a Business Combination, Piermont will be obligated to return to its shareholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and Pubco and its Affiliates and equity holders) hereby waives any past, present or future claims (whether based on contract, tort, equity or any other theory of legal liability) of any kind in or any right to access any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom to Piermont’s shareholders as a result of, or arising out of, in connection with or relating in any way to this Agreement or the Transactions with Piermont; provided that notwithstanding anything herein or otherwise to the contrary (x) nothing herein shall serve to limit or prohibit Pubco’s or the Company’s right to pursue a claim against Piermont for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the Transactions (including a claim for Piermont to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Piermont Shareholder Redemption) to Pubco or the Company in accordance with the terms of this Agreement and the Trust Agreement), and (y) nothing herein shall serve to limit or prohibit any claims that Pubco or the Company may have in the future against Piermont’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (other than to its shareholders in connection with redemptions effected prior to a Business Combination) and any assets that have been purchased or acquired by Piermont or any successor thereof or any of their respective Affiliates with any such funds or otherwise following a Business Combination). This Section 5.3 shall survive the termination of this Agreement for any reason.

Section 5.4 Preparation and Delivery of Additional Company Financial Statements. The Company will use commercially reasonable efforts to provide Piermont with the Company’s consolidated annual financial information for the year ended on or after December 31, 2025 as soon as practicable and any subsequent quarterly period (other than a quarterly period ending on the last day of an annual period) by the 45th (forty-fifth calendar day following the end of each such quarterly period. All of the financial statements to be delivered pursuant to this Section 5.4 (the “Additional Financial Statements”) will be prepared under GAAP (except as may be indicated in the notes thereto) in accordance with requirements of the PCAOB for public companies. The Additional Financial Statements will fairly present in all material respects the financial position and results of operations of the Company as of the date or for the periods indicated, except as otherwise indicated in such statements and, in the case of interim financial statements, subject to the absence of footnotes and other presentation items and for normal or immaterial year-end adjustments. The Company will use commercially reasonable efforts to promptly provide additional Company financial information reasonably requested by Piermont for inclusion in the Proxy Statement and any other filings to be made by Piermont or [Piermont / Pubco?] with the SEC.

54

Section 5.5 FIRPTA and IRS Form W-9 or W-8. At the Closing, Piermont shall deliver to Pubco and the Company in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in Piermont is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), and (b) IRS Form W-9 or applicable Form W-8 from each of the Piermont Shareholders.

Section 5.6 Termination of Affiliate Arrangements. As of immediately prior to the Closing, the Company shall take all actions necessary to cause any Affiliate Agreement, other than those set forth on Schedule 5.6 (which shall continue to be in effect following the Closing), to be terminated without any further force and effect and with no further liability thereunder to Pubco, the Company, or their respective Subsidiaries and without any liability or other obligation to Pubco, the Company, and their respective Subsidiaries following the Closing.

Section 5.7 No Piermont Share Transactions. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and, to the Knowledge of the Company, each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Piermont, will be advised) of the restrictions imposed by U.S. federal securities Laws and the rules and regulations of the SEC promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws and Nasdaq on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Piermont (other than to engage in the Transactions), take any other action with respect to Piermont in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

Section 5.8 Repayment of Executive Officer Loans. The Company shall cause each loan made to any executive officer of the Company, all of which are identified on Schedule 5.8 in the amounts set forth next to each such borrower’s name on Schedule 5.8, together with all accrued but unpaid interest thereon (collectively, the “Terminated Loans”), to be repaid in full and terminated without any further force and effect and without any liability or other obligation to the Company and its Subsidiaries, no later than one (1) Business Day prior to the Closing Date.

Section 5.9 Notification. During the Interim Period, the Company shall notify Piermont, promptly upon gaining Knowledge thereof, in writing if there has occurred any event or occurrence that (i) causes any covenant or agreement of any of the Company Party’s contained in this Agreement to be breached, (ii) that renders inaccurate any representation or warranty of the Company contained in this Agreement or (iii) that would reasonably be expected to result in a Company Material Adverse Effect, in each case of clauses (i) - (iii), such that it would result in the failure of any of the conditions set forth in Section 8.2 to be satisfied on or before the Termination Date. The delivery of any such notice pursuant to this Section 5.9 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder. Notwithstanding anything to the contrary, the Company shall not be in breach of this Section 5.9 (including for purposes of the conditions set forth in Section 8.2) unless and to the extent that it has committed a Willful Breach of this Section 5.9.

55

Section 5.10 Company Stock Rights. All Company Stock Rights shall convert into the rights prescribed by Section 2.7(a)(iii), above.

Section 5.11 Company Stockholder Approval. As promptly as reasonably practicable following the execution of this Agreement, the Company shall duly call and hold a meeting of its stockholders to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (the “Company Stockholder Approval”) in accordance with the NYBCL and the Company’s certificate of incorporation and bylaws. Subject to this Section 5.11, the Board of Directors shall recommend that the Company’s stockholders approve this Agreement and shall include such recommendation in any proxy or solicitation materials. The Company shall use commercially reasonable efforts to solicit and obtain the Company Stockholder Approval. Notwithstanding the foregoing, the Board of Directors may withhold, withdraw or modify its recommendation if, after consultation with outside legal counsel, it determines in good faith that failure to do so would be inconsistent with its fiduciary duties under the NYBCL; provided that the Company shall nevertheless submit this Agreement to its stockholders unless this Agreement has been terminated in accordance with its terms.

Section 5.12 Indemnification and Directors’ and Officers’ Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current and former directors and/or officers of Pubco, the Company, and Piermont (each, a “D&O Indemnified Person”) under applicable law or as provided in the organizational documents of Pubco, the Company, and Piermont or in any indemnification agreements in force as of the date of this Agreement with respect to matters occurring prior to or at the Closing shall survive and shall continue in full force and effect in accordance with their terms. Prior to or at the Closing, the Company shall enter into new indemnification agreements with each individual listed in Schedule 5.1(a).

(b) Without limiting any additional rights that any Person may have under any other agreement, for a period of six (6) years after the Closing Date, each of Pubco, the Company, and Piermont shall, jointly and severally, indemnify and hold harmless each D&O Indemnified Person against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the D&O Indemnified Person is or was an officer, director, employee, manager, managing member, partner (general or limited), fiduciary or agent of Pubco, the Company, or Piermont prior to the Closing Date or (ii) any matters existing or occurring at or prior to the Closing Date (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed on or after the Closing Date, to the fullest extent permitted under applicable law. In the event of any such claim, action, suit, proceeding or investigation, (x) each D&O Indemnified Person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Pubco or the Company within ten (10) business days of receipt by Pubco or the Company from the D&O Indemnified Person of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking to return the advance if it is ultimately determined that the Person is not entitled to indemnification, (y) none of Pubco, the Company, Piermont, or any of their respective Affiliates shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim in which indemnification could be sought by a D&O Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of all such D&O Indemnified Persons from all liability arising out of such action, suit, proceeding, investigation or claim (including all claims for plaintiffs’ attorney’s fees and expenses) or such D&O Indemnified Person otherwise consents and (z) Pubco, the Company, Piermont, and their respective Affiliates shall cooperate in the defense of any such matter.

56

(c) Upon the Closing, Pubco shall purchase a prepaid insurance policy (i.e., “tail coverage”) which policy provides liability insurance coverage for the D&O Indemnified Persons of Piermont on no less favorable terms (including in amount and scope) as the policy or policies maintained by Piermont at the date of this Agreement (but in any event on terms that are reasonably prudent in circumstances) for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of Piermont with respect to directors’ and officers’ liability insurance.

(d) Upon the Closing, Pubco shall purchase (or continue if already in place) a prepaid insurance policy (i.e., “tail coverage”) which policy provides liability insurance coverage for the D&O Indemnified Persons of Pubco and the Company on no less favorable terms (including in amount and scope) as the policy or policies maintained by the Company at the date of this Agreement for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of the Company with respect to directors’ and officers’ liability insurance.

(e) Upon the Closing, Pubco shall purchase a directors’ and officers’ insurance policy in a reasonably prudent amount which policy provides liability insurance coverage with respect to claims arising from acts, events or omissions that occur after the Closing. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of the Company with respect to directors’ and officers’ liability insurance.

(f) If Pubco, the Company, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of Piermont assume the obligations set forth in this Section 5.12.

(g) The provisions of this Section 5.12 are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Persons and may not be changed after Closing without the consent of Pubco, the Company, and a majority of those D&O Indemnified Persons serving on Pubco’s board of directors after the Closing Date.

ARTICLE VI

COVENANTS OF PIERMONT

Section 6.1 Conduct of Piermont During the Interim Period.

(a) During the Interim Period, except as set forth on Schedule 6.1, as required by this Agreement, as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed, except in the case of clause (ix) below which consent will be granted or withheld in the Company’s sole discretion), or as required by applicable Law, Piermont shall not:

57

(i) change, amend, restate, supplement or otherwise modify any of the Trust Agreement, the Piermont Organizational Documents, provided that the Piermont Organizational Documents may be amended to extend the deadline for Piermont to complete a Business Combination contained therein without the consent of the Company;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding Equity Securities of Piermont; (B) split, combine or reclassify any Equity Securities of Piermont; or (C) other than in connection with the Mergers or Piermont Shareholder Redemption, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities of Piermont;

(iii) make, change or revoke any Tax election, adopt, change or revoke any accounting method with respect to Taxes, settle or compromise any Tax claim or Tax liability, enter into any closing agreement with respect to any Tax, file any Tax Return in a manner inconsistent with past practice or surrender any right to claim a refund of Taxes;

(iv) take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment;

(v) enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Piermont (including, for the avoidance of doubt, (A) the Sponsor and (B) any Person in which any Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(vi) waive, release, compromise, settle or satisfy any pending or threatened material claim or Action or compromise or settle any liability;

(vii) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;

(viii) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any Equity Securities other than Piermont Equity Securities pursuant to the Subscription Agreements or (B) amend, modify or waive any of the terms or rights set forth in, any Piermont Warrant or the applicable warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(ix) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission that is payable by the Company or any of its Affiliates, or by Piermont in connection with the Transactions; or

(x) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 6.1(a).

(b) During the Interim Period, Piermont shall comply with, and continue performing under, as applicable, the Piermont Organizational Documents, the Trust Agreement, the Transaction Agreements and all other agreements or Contracts to which Piermont is party.

58

Section 6.2 Trust Account Proceeds. Upon satisfaction or waiver of the conditions set forth in ARTICLE VIII and provision of notice thereof to the Trustee (which notice Piermont shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with and pursuant to the Trust Agreement, (a) at the Closing, Piermont (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall cause the Trustee to (A) pay as and when due all amounts payable to the shareholders of Piermont pursuant to the Piermont Shareholder Redemption, (B) pay the amounts due for all remaining unpaid transaction expenses and (C) pay all remaining amounts then available in the Trust Account to Pubco for immediate use, or as otherwise directed by Piermont and agreed to by Pubco and the Company, subject to this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided in the Trust Agreement.

Section 6.3 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Piermont by third parties that may be in Piermont’s possession from time to time, and except for any information which (x) is prohibited from being disclosed by applicable Law or (y) on the advice of legal counsel of Piermont would result in the loss of attorney-client privilege or other privilege from disclosure, Piermont shall afford to Pubco, the Company, their respective Affiliates and their respective Representatives reasonable access during the Interim Period, and with reasonable advance notice, so long as reasonably feasible or permissible under applicable Law, to the books, Tax Returns, records and appropriate officers and employees of Piermont, and shall use its reasonable best efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Piermont, in each case as Pubco, the Company, and their respective Representatives may reasonably request for purposes of the Transactions. The Parties shall use reasonable best efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Pubco, the Company, and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement.

Section 6.4 Piermont Public Filing Delinquency Cure. From the date hereof through the Closing, Piermont will use commercially reasonable efforts to file with the SEC all required filings under the Securities Laws as required to bring Piermont into compliance under the Securities Laws and Nasdaq regulations and shall then keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws (the “Piermont Reporting Cure”).

Section 6.5 Piermont Board Recommendation. The board of directors of Piermont shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, amend, qualify or modify, or (privately or publicly) propose to change, withdraw, withhold, amend, qualify or modify, the Piermont Board Recommendation for any reason. The board of directors of Piermont shall publicly reaffirm the Piermont Board Recommendation within five (5) Business Days of receipt of a written request therefor from the Company; provided that Piermont shall be obligated to make only two (2) such public reaffirmations.

59

ARTICLE VII

JOINT COVENANTS

Section 7.1 Efforts to Consummate.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions contemplated by this Agreement (including (i) preparation and agreement upon the form of each of (A) the Registration Statement (as defined below), (B) the amended and restated certificate of incorporation of Pubco, (C) the amended and restated bylaws of Pubco, (D) the Lockup Agreement, (E) the A&R Registration Rights Agreement, (F) the Certificates of Merger, and (G) the Incentive Equity Plan (defined below), (ii) the satisfaction of the closing conditions set forth in ARTICLE VIII and (iii) consummating the PIPE Investment (as defined below) in accordance with Section 7.10). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to: (y) obtain any Consents from, or file any notices to, any Governmental Authorities or other Persons necessary to change the name of the authorized permittee of any Permits held by the Company to the name of the Surviving Acquisition Company, as necessary for the continued lawful conduct of the business of Pubco and the Company after Closing, and (z) obtain, file with or deliver to, as applicable, any Consents of, or notices to, any Governmental Authorities (including any applicable Competition Authorities) or other Persons necessary to consummate the Transactions and the transactions contemplated by the Transaction Agreements. Each Party shall (I) make any appropriate filings pursuant to the HSR Act with respect to the Transactions promptly (and in any event within ten (10) Business Days) following the date of this Agreement (II) submit notifications (including draft notifications, as applicable), filings, notices and other required submissions pursuant to the Competition Laws or Investment Screening Laws of the other jurisdictions set forth on Schedule 7.1(a) with respect to the transactions contemplated by this Agreement as promptly as practicable following the date of this Agreement (and any filing fees associated with any such filings shall be paid by Pubco or the Company) and (III) respond as promptly as reasonably practicable to any requests by any Governmental Authority (including any Competition Authorities) for additional information and documentary material that may be requested pursuant to any Competition Laws (including the HSR Act) or Investment Screening Laws. Piermont shall promptly inform the Company of any communication between any Piermont Party, on the one hand, and any Governmental Authority (including any Competition Authorities), on the other hand, and the Company shall promptly inform Piermont of any communication between the Company, on the one hand, and any Governmental Authority, on the other hand, in either case, regarding any of the Transactions or any Transaction Agreement. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or any other Competition Laws or Investment Screening Laws or enter into any agreement with any Governmental Authority not to consummate the Transactions or by the other Transaction Agreements, except with the prior written consent of Piermont and the Company.

(b) During the Interim Period, Piermont, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of Piermont) or Piermont (in the case of the Company Parties), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Authority (including any Competition Authorities) relating to the Transactions or the Transaction Agreements. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Authority in connection with the Transactions unless it consults with, in the case of any Piermont Party, the Company, or, in the case of the Company, Piermont in advance and, to the extent not prohibited by such Competition Authority, gives, in the case of Piermont, the Company, or, in the case of the Company Parties, Piermont, the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, (i) in the event that this Section 7.1 conflicts with any other covenant or agreement in this Agreement that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict and (ii) other than for de minimis costs and expenses, in no event shall Piermont, the Merger Subs, Pubco, or the Company or its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which Pubco, the Company, or their respective Subsidiaries is a party or otherwise in connection with the consummation of the Transactions.

60

(d) During the Interim Period, Piermont, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder proceedings (including derivative claims) relating to this Agreement, any other Transaction Agreements or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Piermont or any of their respective Representatives (in their capacity as a representative of a Piermont Party) or, in the case of the Company, any Subsidiary of the Company or any of their respective Representatives (in their capacity as a representative of the Company or its Subsidiaries). Piermont and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other.

Section 7.2 Registration Statement; Proxy Statement; Special Meeting.

(a) Registration Statement and Proxy Statement. As promptly as reasonably practicable after the execution of this Agreement, Piermont and Pubco and the Company shall jointly prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) registering the Pubco Class A Common Stock to be issued as Merger Consideration and the Pubco Class A Common Stock to be issued in the Reorganization Merger (including those issuable upon conversion of the Pubco Class B Common Stock to be issued in the Reorganization Merger) for offer and sale under the Securities Act. The Registration Statement shall include a proxy statement/prospectus in connection with the Transactions (as amended or supplemented, the “Proxy Statement”) to be filed by Piermont on Schedule 14A and used for soliciting proxies from holders of Piermont Ordinary Shares to vote at the Special Meeting, as adjourned or postponed, in favor of the Piermont Shareholder Matters. The Parties will provide each other, as promptly as reasonably practicable, with such information concerning Pubco, the Company, or Piermont as may be necessary for the information concerning Pubco, the Company, or Piermont in the Registration Statement, Proxy Statement and Other Filings (as defined below) to comply with all applicable provisions of and rules under the Securities Act, the Exchange Act, the Companies Act, the NYBCL, and the NRS in connection with the preparation, filing and distribution of the Registration Statement and Proxy Statement and the solicitation of proxies thereunder, the calling and holding of the Special Meeting and the preparation and filing of the Other Filings. The information relating to a Party furnished by or on behalf of such Party in writing expressly for inclusion in such filings will not, (i) in the case of the Registration Statement and the Proxy Statement, as of (A) the Registration Statement Effectiveness Date, (B) the date of mailing of the Registration Statement and Proxy Statement to the holders of Piermont Ordinary Shares, (C) the date and time of the Special Meeting or (D) the Effective Time, or (ii) in the case of any Other Filing, on the date of its filing, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at such time and in light of the circumstances under which they were made, not false or misleading. Without limiting the foregoing, the Party providing information with respect to itself will use commercially reasonable efforts to ensure that (A) the Registration Statement and Proxy Statement do not, as of (I) the Registration Statement Effectiveness Date, (II) the date of mailing of the Registration Statement and Proxy Statement to the holders of Piermont Ordinary Shares, (III) the date and time of the Special Meeting, or (IV) the Effective Time, and (B) any Other Filing does not, as of the date of its filing, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made based on information provided by such Party, in the light of the circumstances under which they were made, not misleading (provided that a Party will not be responsible for the accuracy or completeness of any information relating to the other Party providing such information or any other information furnished in writing by such providing Party expressly for inclusion in Registration Statement and Proxy Statement). Whenever any information is discovered or event occurs which would reasonably be expected to result in the Registration Statement or Proxy Statement containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, Piermont or the Company, as the case may be, will promptly inform the other Party of such occurrence and cooperate with each other in filing with the SEC or its staff or any other Governmental Authority, and/or mailing to shareholders of Piermont, an amendment or supplement to the Registration Statement or Proxy Statement, as applicable. Each of the Parties shall use its commercially reasonable efforts to (1) cause the Registration Statement and Proxy Statement and Other Filings to, when filed with the SEC, comply in all material respects with all legal requirements applicable thereto, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement and Proxy Statement, (3) cause all comments from the SEC on the Registration Statement and Proxy Statement to be cleared as promptly as practicable and (4) keep the Registration Statement effective as long as is necessary to consummate the Transactions. Neither Piermont nor Piermont shall file the Registration Statement, Proxy Statement, Other Filing or any amendment or supplement thereto or any other document proposed to be filed in connection therewith with the SEC without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Any filing fees relating to the filing of the Registration Statement or the Proxy Statement shall be borne by Pubco or the Company.

61

(b) Comment Period. Piermont will notify the Company promptly upon the receipt by it or Piermont of any comments from the SEC or its staff or any request by the SEC, its staff or any other Governmental Authority for amendments or supplements to the Registration Statement, Proxy Statement or any Other Filing (as defined below) or for additional information, and will provide a copy of all written correspondence (or, to the extent such correspondence is oral, a complete summary thereof) from the SEC, its staff or any other Governmental Authority. Piermont and Pubco and the Company shall jointly prepare on behalf of Piermont, and Piermont shall file with the SEC on behalf of Piermont, any response letters to any comments from the SEC. Piermont shall not file any such response letter on its own behalf or that of Piermont without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Prior to the Registration Statement Effectiveness Date (as defined below), Piermont will take all action necessary under applicable Law to, in consultation with the Company, establish on behalf of Piermont a record date for the Special Meeting (as defined below).

(c) Effectiveness; Mailing; Proxy Solicitation. Piermont shall cause Registration Statement and Proxy Statement to be mailed to the Piermont Shareholders as soon as practicable after the date on which all SEC comments to the Registration Statement and Proxy Statement have been cleared and the Registration Statement becomes effective (the “Registration Statement Effectiveness Date”) (but in any event, within five (5) Business Days following such date, or such later time as may be agreed by Piermont and the Company) for the purpose of soliciting the proxies described in Section 7.2(a). Piermont shall include the Piermont Board Recommendation in the Proxy Statement, shall not withdraw or modify the Piermont Board Recommendation and shall otherwise take all lawful action to solicit and obtain the Required Piermont Shareholder Approval. Piermont will keep the Company reasonably informed regarding all matters relating to the proxy solicitation process, including by promptly furnishing any voting or proxy solicitation reports received by Piermont and similar updates regarding any requests for redemptions of Piermont Class A Ordinary Shares. With respect to any such shareholder outreach by Piermont, the Company shall use commercially reasonable efforts to provide to Piermont, and will use its commercially reasonable efforts to cause its Affiliates and Representatives, including legal and accounting representatives, to provide to Piermont, all cooperation reasonably requested by Piermont that is customary and reasonable in connection with such outreach including, among other things, (i) furnishing Piermont reasonably promptly following Piermont’s request with information reasonably available to it regarding the Company (including information to be used in the preparation of one or more information packages regarding the business, operations, financial projections and prospects of the Company) customary for such outreach activities, (ii) causing each of its Representatives with appropriate seniority and expertise to participate in a reasonable number of meetings, presentations, due diligence sessions and drafting sessions in connection with such outreach activities, (iii) assisting with the preparation of marketing materials and similar documents required in connection with such outreach activities, (iv) providing reasonable assistance to Piermont in connection with the preparation of pro forma financial information to be included in any marketing materials to be used in any outreach activities, and (v) cooperating with requests for due diligence to the extent customary and reasonable.

62

(d) Special Meeting. Piermont will use its commercially reasonable efforts to take, in accordance with applicable Law and the Piermont Organizational Documents, all action necessary to duly call, give notice of, convene and hold an extraordinary general meeting of its shareholders (the “Special Meeting”) as promptly as reasonably practicable after the Registration Statement Effectiveness Date, to (i) consider and vote upon the approval of the Piermont Shareholder Matters and to cause such vote to be taken, and (ii) provide the shareholders of Piermont with the opportunity to elect to effect a redemption of Piermont Class A Ordinary Shares in exchange for a pro rata portion of the proceeds of the Trust Account. Piermont may only elect (in consultation with the Company) to postpone or adjourn such meeting if (A) a postponement or adjournment is required by Law or (B) a postponement or adjournment is required to provide additional time to consummate the Transactions. Piermont shall, following the Registration Statement Effectiveness Date, use its commercially reasonable efforts to take all actions necessary (in its discretion or at the request of the Company) to obtain the approval of the Piermont Shareholder Matters at the Special Meeting, including as such Special Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting from its shareholders proxies in favor of the Piermont Shareholder Matters and including in the Proxy Statement the Piermont Board Recommendation. Each party shall keep the other party reasonably informed regarding all matters relating to the Piermont Shareholder Matters and the Special Meeting, including by promptly furnishing any voting or proxy solicitation reports received by such party in respect of such matters and similar updates regarding any Piermont Shareholder Redemptions.

(e) Other Filings. As promptly as reasonably practicable after the execution of this Agreement (or as promptly as reasonably practical after the occurrence of any event or circumstance requiring the filing, issuance or other submission or public disclosure of any such filing, notice, statement, report or other document), Piermont and the Company will, in consultation with each other, prepare and file, issue or submit or publicly disclose any other filings, notices, statements, reports or other documents required under, and in accordance with, the Exchange Act, the Securities Act, applicable the Companies Act, NYBCL or any other Laws relating to the Transactions (collectively, the “Other Filings”). At a reasonable time prior to the filing, issuance or other submission or public disclosure of any Other Filing, Piermont or the Company, as applicable, shall be given an opportunity to review and comment upon drafts of such Other Filings, all reasonable comments to be accepted and incorporated by the Party of whom such Other Filing is required, and give its prior written consent to the form thereof prior to filing, issuance, submission or disclosure thereof, such consent not to be unreasonably withheld, conditioned or delayed.

Section 7.3 Exclusivity.

(a) During the Interim Period, neither the Company, nor any of its Representatives acting on its behalf (including the Company Stockholders) will (and the Company will cause its Representatives (including the Company Stockholders) not to), directly or indirectly, initiate, solicit, encourage, provide any information with respect to, or participate in, discussions, negotiations or transactions with any Person (other than Piermont and its Representatives (including the Insiders)), or enter into or deliver any agreement (including a confidentiality agreement, letter of intent, term sheet, indication of interest, indicative proposal or other agreement or instrument), with respect to any sale or other disposition (however effected) of all or substantially all of the assets of the Company or its Equity Securities other than the Transactions contemplated by this Agreement (a “Company Alternative Transaction”) nor shall it permit any of its Representatives (including any Company Stockholder) to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage or respond to any proposal with respect to a Company Alternative Transaction. The Company shall promptly advise Piermont of any inquiry or proposal regarding a Company Alternative Transaction it may receive following the date hereof (including the terms related thereto). The Company and its Representatives (including the Company Stockholders) shall immediately discontinue any discussions or negotiations relating to any Company Alternative Transaction.

63

(b) During the Interim Period, neither Piermont nor any of its Representatives acting on its behalf (including any Insider) will (and Piermont will cause its Representatives (including any Insider) not to), directly or indirectly, initiate, solicit, encourage, provide any information with respect to, or participate in, discussions, negotiations and/or transactions with any person (other than the Company and its Representatives (including the Company Stockholders)), and/or enter into or deliver any agreement or instrument (including a confidentiality agreement, letter of intent, term sheet, indication of interest, indicative proposal or other agreement or instrument), with respect to any business combination transaction involving Piermont and all or a material portion of the asset(s) and/or business(es) of any other person(s), whether by way of stock purchase, asset purchase, merger, business combination or otherwise, other than the Transactions contemplated by this Agreement (a “Piermont Alternative Transaction”) nor shall it permit any of its Representatives (including the Sponsor) to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage or respond to any proposal with respect to a Piermont Alternative Transaction. Piermont and its Representatives (including any Insider) shall immediately discontinue any and all discussions or negotiations relating to any Piermont Alternative Transaction.

(c) Notwithstanding anything to the contrary, no Party shall be in breach of this Section 7.3 (including for the purposes of any of the conditions set forth in Section 8.2 or Section 8.3) unless and to the extent that such Party has committed a Willful Breach of this Section 7.3.

Section 7.4 Tax Matters.

(a) For U.S. federal income tax purposes (and for purposes of any applicable state or local income tax), each of Piermont, the Merger Subs, Pubco, and the Company intend that the Mergers should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and to consummate the Merger in accordance with the provisions of Sections 368(a) of the Code, and that the Piermont Preferred Stock and Piermont Ordinary Shares shall each constitute voting stock for purposes of Section 368 of the Code (collectively, the “Intended Income Tax Treatment”). Piermont, Merger Subs, Pubco, and the Company will prepare and file all Tax Returns consistent with the Intended Income Tax Treatment set forth in this Section 7.04(a) and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. Each of Piermont, Merger Subs, Pubco, and the Company agree to promptly notify all other Parties of any challenge to the Intended Income Tax Treatment by any Governmental Authority. Piermont, the Merger Subs, Pubco and the Company shall cooperate with each other and their respective counsel to document and support the treatment of the Mergers in a manner consistent with the Intended Income Tax Treatment, including by providing any factual support letters, if applicable.

(b) None of Piermont, Merger Subs, Pubco, or the Company shall take or cause to be taken, or fail to take or cause to be taken, any action which could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment. Pubco, the Company, Piermont and Merger Subs hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). Neither Piermont nor Pubco or the Company shall take other action that is inconsistent with the tax characterization of the Intended Income Tax Treatment described in Section 7.4(a).

64

(c) All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby (“Transfer Taxes”) will be borne by Pubco or the Company. Each of Piermont, the Merger Subs, Pubco, and the Company shall use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Transfer Tax that could be imposed in connection with the transactions contemplated hereby.

Section 7.5 Confidentiality; Publicity.

(a) Piermont acknowledges that the information being provided to it in connection with this Agreement and the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby.

(b) None of Piermont, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Piermont, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law, in which case Piermont or the Company, as applicable, shall use their reasonable best efforts to coordinate such announcement or communication with the other Party, prior to announcement or issuance; provided, that each Party and its Affiliates may make announcements regarding the status and terms (including price terms) of this Agreement and the Transactions to their respective Representatives and indirect current or prospective limited partners or investors or otherwise in the ordinary course of their respective businesses, in each case, so long as such recipients are obligated to keep such information confidential without the consent of any other Party; and provided, further, that the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent or with any Governmental Authorities under Section 7.1.

Section 7.6 Section 16 Matters. Prior to the Effective Time, Pubco and the Company’s boards of directors or an appropriate committee thereof shall take all such steps as may be required to adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Pubco Class A Common Stock pursuant to this Agreement by any officer or director of Piermont or the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) of the Exchange Act) of Pubco for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder will be an exempt transaction under such rules and regulations.

65

Section 7.7 Incentive Equity Plan. Prior to the Closing Date, Pubco shall approve and shall adopt an incentive equity plan (the “Incentive Equity Plan”) in the form to be agreed by the Parties. The Incentive Equity Plan shall provide that an aggregate number of shares of Pubco Class A Common Stock equal to 10.0% of the total combined number of shares of Pubco Class A Common Stock outstanding upon the Closing on a fully-diluted basis shall be reserved for issuance pursuant to the Incentive Equity Plan (plus customary evergreen provisions). Pubco shall file with the SEC a registration statement on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) relating to Pubco Class A Common Stock issuable pursuant to the Incentive Equity Plan. Such registration statement shall be filed as soon as reasonably practicable after registration of shares on Form S-8, or any successor form or comparable form in another relevant jurisdiction, first becomes available to Pubco, and Pubco shall use commercially reasonable best efforts to maintain the effectiveness of such registration statement for so long as any awards issued under the Incentive Equity Plan remain outstanding.

Section 7.8 Nasdaq Listing. From the date hereof through the Closing, Piermont and Pubco and the Company shall cooperate to obtain listing and prepare and submit to Nasdaq a listing application for Pubco to become listed as a public company on Nasdaq as of the Closing and covering shares of Pubco Class A Common Stock to be listed on Nasdaq.

Section 7.9 Post-Closing Directors and Officers. Except as otherwise agreed in writing by the Company and Piermont prior to the Closing, and conditioned upon the occurrence of the Closing, Pubco and the Company shall take all such action within its power as may be necessary or appropriate such that effective as of the Effective Time, the board of directors and officers of Pubco will be comprised of the persons listed on Schedule 7.9, which persons shall be agreed upon by Piermont and the Company except that such board of directors shall include one (1) director chosen solely by the current board of directors of Piermont. Piermont shall take all necessary actions to secure the resignation of all members of the board of directors of Piermont.

Section 7.10 PIPE Investment. During the Interim Period, Piermont and the Company shall use their reasonable best efforts to identify, and obtain commitments from, potential investors (the “PIPE Investors”) for an investment in an aggregate amount of $5,000,000 or more to be consummated concurrently with or immediately prior to the Closing (“PIPE Investment”). The terms of the PIPE Investment shall be mutually agreed upon by Piermont and the Company and set forth in subscription or purchase agreements in form and substance satisfactory to each of them (the “PIPE Agreements”). Piermont will prepare the PIPE Agreements, or cause the PIPE Agreements to be prepared. The Company shall reasonably cooperate in obtaining the PIPE Investment and preparing the PIPE Agreements by, in a timely manner, (a) providing such information and assistance as the Piermont may reasonably request, (b) granting such access to potential PIPE Investors and their representatives as may reasonably be necessary for their due diligence and (c) causing its and its Subsidiaries’ respective senior management teams to participate in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to the PIPE Investment, subject, in the case of clauses (a) and (b), to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties, and except, in the case of clauses (a) and (b), for any information which (i) is prohibited from being disclosed by applicable Law or (ii) on the advice of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure. Piermont shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the PIPE Investment to be consummated on the terms set forth in the PIPE Agreements, including using its reasonable best efforts to (A) maintain in full force and effect the PIPE Agreements in accordance with the terms thereof, (B) satisfy on a timely basis all conditions to obtaining the PIPE Investment set forth in the PIPE Agreements that are applicable to Piermont or any of its Subsidiaries and within the control of Piermont or any of its Subsidiaries, (C) cause the investors to fund the PIPE Investment concurrently with the Closing, (D) comply on a timely basis with Piermont’s obligations under the PIPE Agreements, and (E) enforce Piermont’s rights under the PIPE Agreements.

66

ARTICLE VIII

CONDITIONS TO OBLIGATIONS

Section 8.1 Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of the Parties:

(a) Competition Approvals. The applicable waiting period under the HSR Act in respect of the Transactions shall have expired or been terminated, or it shall have been determined and agreed by the Parties that no filing or waiting period under the HSR Act is required in respect of the Transactions.

(b) No Prohibition. There shall not be in force and effect any (i) Law or (ii) Governmental Order by any Governmental Authority of competent jurisdiction, in either case, enjoining, prohibiting, or having the effect of making illegal the consummation of the Mergers.

(c) Piermont Shareholder Approval. The Required Piermont Shareholder Approval shall have been obtained.

(d) Nasdaq Approval. Pubco Class A Common Stock shall have been approved for listing on Nasdaq, subject to official notice of issuance and the satisfaction of applicable Nasdaq round lot holder requirements.

(e) Registration Statement Effectiveness. The Registration Statement shall be effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC that remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

Section 8.2 Additional Conditions to Obligations of Piermont Parties. The obligations of Piermont to consummate, or cause to be consummated, the Mergers is subject to the satisfaction of the following additional conditions, any one or more of which may be waived (in whole or in part) in writing by Piermont in its sole discretion:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company Parties contained in Section 3.1 (Corporate Organization), Section 3.2 (Subsidiaries) Section 3.3 (Due Authorization), Section 3.18 (Taxes) and Section 3.22 (Brokers’ Fees) (collectively, the “Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

67

(ii) The representations and warranties of the Company Parties contained in Section 3.6 (Capitalization) shall be true and correct in all respects, other than de minimis inaccuracies, as of the Closing Date, as though then made.

(iii) Each of the other representations and warranties of the Company Parties contained in ARTICLE III shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Agreements and Covenants. The covenants and agreements of the Company Parties in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or is not reasonably expected to constitute a Company Material Adverse Effect.

(c) Officer’s Certificate. The Company shall have delivered to Piermont a certificate, dated the Closing Date, to the effect that the conditions specified in Section 8.2(a) and Section 8.2(b) have been satisfied.

(d) Lockup Agreement. The Lockup Agreements shall have been duly executed by the requisite Pre-Closing Company Stockholders.

(e) Employment Agreements. Employment agreements between the Company and the individuals listed on Schedule 8.2(e), in a form reasonably acceptable to the Company, Piermont and each such individual and containing customary non-compete provisions, shall have been duly executed by such individuals and delivered to Piermont.

(f) Repayment of Terminated Loans. Each Terminated Loan, to the extent there are any, shall have been repaid in full prior to the Closing Date.

Section 8.3 Additional Conditions to the Obligations of the Company. The obligation of the Company Parties to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived (in whole or in part) in writing by the Company in its sole discretion:

(a) Representations and Warranties.

(i) Each of the representations and warranties of Piermont contained in Section 4.1 (Organization), Section 4.2 (Subsidiaries), Section 4.3 (Authorization) and Section 4.11 (Brokers Fees) shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) in all respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

68

(ii) The representations and warranties of Piermont contained in Section 4.17 (Capitalization) shall be true and correct in all respects, other than de minimis inaccuracies, as of the Closing Date, as though then made.

(iii) Each of the other representations and warranties of Piermont contained in ARTICLE IV shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Piermont Material Adverse Effect.

(b) Agreements and Covenants. The covenants and agreements of Piermont in this Agreement to be performed as of or prior to the Closing (including the Piermont Reporting Cure) shall have been performed in all material respects, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Piermont) does not, or is not reasonably expected to constitute a Piermont Material Adverse Effect, and the certificate delivered by the Piermont pursuant to Section 8.03(c) shall include a provision to such effect.

(c) Officer’s Certificate. Piermont shall have delivered to the Company a certificate signed by an officer of Piermont, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied.

(d) Lockup Agreement. The Lockup Agreements shall have been duly executed by the Insiders.

(e) Employment Agreements. Employment agreements between the Company and the individuals listed on Schedule 8.2(e), in a form reasonably acceptable to the Company and each such individual and containing customary non-compete provisions, shall have been duly executed by such individuals and delivered to the Company.

(f) Trust Account. In accordance with and pursuant to the Trust Agreement, Piermont shall have made all necessary and appropriate arrangements with the trustee to the Trust Account to have, subject to Section 6.3, all of the funds contained in the Trust Account disbursed to Piermont, all of the funds contained in the Trust Account shall have been actually disbursed to Piermont, and all such funds disbursed from the Trust Account to Piermont shall be available for use.

ARTICLE IX

TERMINATION/EFFECTIVENESS

Section 9.1 Termination. This Agreement may be validly terminated and the Transactions may be abandoned at any time prior to the Closing only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Piermont and the Company;

69

(b) by either Piermont or the Company, if there shall be in effect any (i) Law or (ii) Governmental Order (other than, for the avoidance of doubt, a temporary restraining order), that (x) in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Mergers, and (y) in the case of clause (ii) such Governmental Order shall have become final and non-appealable;

(c) by either Piermont or the Company, if the Effective Time has not occurred by 11:59 p.m., New York City time, on September 30, 2026 (the “Termination Date”); provided, however, that (i) if the SEC has not declared the Proxy Statement effective on or prior to September 30, 2026 the Termination Date shall be automatically extended to December 31, 2026 and (ii) in the event that any Investment Screening Law is enacted, after the date of this Agreement, by any Governmental Authority with effectiveness prior to the Closing that requires the consent of such Governmental Authority for the consummation of the Acquisition Merger, the Termination Date shall automatically be extended by 90 days from the effective date of such Investment Screening Law; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(c) will not be available to any Party whose material breach of any provision of this Agreement caused or resulted in the failure of the Mergers to be consummated by such time;

(d) by either Piermont or the Company, if Piermont fails to obtain the Required Piermont Shareholder Approval upon vote taken thereon at the Special Meeting (or at a meeting of its shareholders following any adjournment or postponement thereof) or if the Company fails to obtain the Company Stockholder Approval on or prior to the date of the Special Meeting; provided that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any Party if such Party has materially breached Section 7.2;

(e) by Piermont, if either of the Company Parties has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) to be satisfied at the Closing and (ii) is not capable of being cured by Pubco, the Company or Merger Subs, as applicable, by the Termination Date or, if capable of being cured by Pubco, the Company by the Termination Date, is not cured by the Company or Merger Subs, as applicable, before the earlier of (x) the third (3rd) Business Day immediately prior to the Termination Date and (y) the 45th (forty-fifth) day following receipt of written notice from Piermont of such breach or failure to perform; provided that Piermont shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement;

(f) by the Company, if Piermont has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 8.3(a) or Section 8.3(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by Piermont by the Termination Date, is not cured by Piermont before the earlier of (x) the 3rd (third) Business Day immediately prior to the Termination Date and (y) the 45th (forty-fifth) day following receipt of written notice from the Company of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(f) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement; or

Section 9.2 Effect of Termination. Except as otherwise set forth in this Section 9.2 or Section 10.13, or as prescribed by law, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its Affiliates, or its Affiliates’ Representatives, other than liability of any Party for any Fraud or any Willful Breach of this Agreement by such Party occurring prior to such termination. The provisions of Section 5.3 (No Claim Against the Trust Account), Section 7.5 (Confidentiality; Publicity), this Section 9.2 (Effect of Termination) and ARTICLE X (Miscellaneous) and the Confidentiality Agreement, shall in each case survive any termination of this Agreement.

70

ARTICLE X

MISCELLANEOUS

Section 10.1 Waiver. At any time and from time to time prior to the Closing, Piermont and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Piermont and the Merger Subs shall each be deemed a single Party for purposes of this Section 10.1). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

Section 10.2 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(i) If to Piermont to:

Piermont Valley Acquisition Corp.

732 S 6th Street, #5386

Las Vegas, Nevada 89101

Attn: Wei Qian

Email:

with a copy (which shall not constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Boulevard, Suite 165

Suffern, New York 10901

Attention: Ari Edelman, Esq.

Email: ari@edelmanlegal.com

(ii) If to Pubco, the Company, or the Merger Subs to:

Tigerless Health, Inc.

450 7th Avenue, Suite 905

New York, New York 10123

Attention: Zikang Wu

Email:

with a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Attention: Jeffrey M. Gallant and Brian L. Ross

Email: jgallant@graubard.com and bross@graubard.com

71

or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

Section 10.3 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 10.3 shall be null and void, ab initio.

Section 10.4 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided that notwithstanding the foregoing (a) in the event the Closing occurs, D&O Indemnitees are intended third-party beneficiaries of, and may enforce, Section 6.1, (b) the Non-Recourse Parties are intended third-party beneficiaries of, and may enforce, Section 10.14 and (c) the Company Stockholders are intended third-party beneficiaries of, and may enforce, Section 10.17.

Section 10.5 Expenses. Except as otherwise expressly provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisors and accountants; provided that any fees payable in respect of the filing of the Registration Statement and any fees relating to any filings under Competition Laws (including the HSR Act) and Investment Screening Laws shall be borne by the Company.

Section 10.6 Governing Law. This Agreement, and all Actions or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of New York applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 10.7 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.8 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Certain information set forth in the Schedules is included solely for informational purposes. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

72

Section 10.9 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Agreements and Confidentiality Agreement constitute the entire agreement among the Parties relating to the transactions contemplated hereby and thereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions.

Section 10.10 Amendments. This Agreement may be amended or modified in whole or in part, only by an agreement in writing executed by each of the Parties in the same manner as this Agreement and which refers to this Agreement. Any approval of this Agreement by the shareholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 9.1 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 10.10.

Section 10.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law.

Section 10.12 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the Transactions shall be brought in the Delaware Court of Chancery, and if the Delaware Court of Chancery does not have or take jurisdiction over such Action, any other federal or state courts located in the State of New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 10.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 10.13 Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 9.1, this being in addition to any other remedy to which they are entitled under this Agreement or any Transaction Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not allege, and each Party hereby waives the defense, that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.13 shall not be required to provide any bond or other security in connection with any such injunction.

73

Section 10.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Piermont or the Merger Subs under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions (each of the Persons identified in clauses (a) or (b), a “Non-Recourse Party”, and collectively, the “Non-Recourse Parties”). For the avoidance of doubt, this Section 10.14 shall not apply to any express obligation of any named party to any other Transaction Agreements under the express terms of such Transaction Agreement.

Section 10.15 Non-Survival. Notwithstanding anything herein or otherwise to the contrary, none of the representations, warranties, covenants, obligations or other agreements of the Parties contained in this Agreement or in any certificate delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing, and, from and after the Closing, no Action shall be brought and no recourse shall be had against or from any Person in respect of such non-surviving representations, warranties, covenants or agreements, other than in the case of Fraud against the Party committing such Fraud which shall survive the Closing. All such representations, warranties, covenants, obligations and other agreements shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof). Notwithstanding the foregoing, (a) those covenants and agreements contained herein that by their terms expressly require performance after the Closing shall survive the Effective Time but only with respect to that portion of such covenant or agreement that is expressly to be performed following the Closing, and (b) this ARTICLE X shall survive the Closing. For the avoidance of doubt, the terms of the Lockup Agreement and A&R Registration Rights Agreement shall not be affected by this Section 10.15.

Section 10.16 Non-Reliance. Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (a) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and, in the case of the Company, its Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (b) the representations and warranties in ARTICLE III constitute the sole and exclusive representations and warranties in respect of the Company and its Subsidiaries; (c) the representations and warranties in ARTICLE IV constitute the sole and exclusive representations and warranties in respect of Piermont and the Merger Subs; (d) except for the representations and warranties in ARTICLE III by the Company and the representations and warranties in ARTICLE IV by the Piermont Parties, none of the Parties or any other Person (including any of the Non-Recourse Parties) makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (i) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (ii) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (e) neither Party nor any of its Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties in ARTICLE III by the Company and the representations and warranties in ARTICLE IV by the Piermont Parties. The foregoing does not limit any rights of any Party (or any other Person party to any other Transaction Agreements) pursuant to any other Transaction Agreement against any other Party (or any other Person party to any other Transaction Agreements) pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof.

Section 10.17 Currency. All references to currency amounts in this Agreement shall mean United States dollars.

[Signature Pages Follow]

74

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

PIERMONT VALLEY ACQUISITION CORP.
A Cayman Islands exempt company

By:	/s/ Wei Qian
Name:	Wei Qian
Title:	CEO

TIGERLESS AI HOLDINGS INC.
A Nevada corporation

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	CEO

TIGERLESS HEALTH, INC.
A New York corporation

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	CEO

TIGERLESS MERGER SUB 1 CORP.
A New York corporation

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	CEO

TIGERLESS MERGER SUB 2 CORP.
A Cayman Islands exempted company

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	CEO

[Signature Page to Merger Agreement]

75